Exhibit C-8

Tax Measures:
Supplementary Information

Tabled in the House of Commons
by the Honourable
William Francis Morneau, P.C., M.P.
Minister of Finance

March 22, 2017

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TAX MEASURES:

SUPPLEMENTARY INFORMATION

TABLE OF CONTENTS

Overview	5
Personal Income Tax Measures	7
Disability Tax Credit – Nurse Practitioners	7
Medical Expense Tax Credit – Eligible Expenditures	9
Consolidation of Caregiver Credits	9
Mineral Exploration Tax Credit for Flow-Through Share Investors	11
Electronic Distribution of T4 Information Slips	12
Tuition Tax Credit	12
National Child Benefit Supplement	13
Ecological Gifts Program	14
Public Transit Tax Credit	16
Allowances for Members of Legislative Assemblies and Certain Municipal Officers	16
Home Relocation Loans Deduction	16
Anti-Avoidance Rules for Registered Plans	17
Business Income Tax Measures	18
Investment Fund Mergers	18
Clean Energy Generation Equipment: Geothermal Energy	19
Canadian Exploration Expense: Oil and Gas Discovery Wells	21
Reclassification of Expenses Renounced to Flow-Through Share Investors	22
Meaning of Factual Control	23
Timing of Recognition of Gains and Losses on Derivatives	24
Additional Deduction for Gifts of Medicine	26
Investment Tax Credit for Child Care Spaces	26
Insurers of Farming and Fishing Property	27
Billed-Basis Accounting	27
Consultation on Cash Purchase Tickets	28

International Tax Measures	28
Extending the Base Erosion Rules to Foreign Branches of Life Insurers	28
Sales and Excise Tax Measures	30
Opioid Overdose Treatment Drug – Naloxone	30
Taxi and Ride-Sharing Services	30
GST/HST Rebate to Non-Residents for Tour Package Accommodations	31
Tobacco Taxation	31
Alcohol Taxation	32
Other Measures	33
Aboriginal Tax Policy	33
Customs Tariff and Special Import Measures	34
Improving Market Access for the World’s Least Developed Countries	34
Measures to Strengthen Canada’s Trade Remedy System	34
Previously Announced Measures	36
Notices of Ways and Means Motions	37
Notice of Ways and Means Motion to Amend the Income Tax Act and Other Related Legislation	39
Notice of Ways and Means Motion to Amend the Excise Tax Act	78
Notice of Ways and Means Motion to Amend the Excise Act and the Excise Act, 2001	81

OVERVIEW

This annex provides detailed information on each of the tax measures proposed in the Budget.

Table 1 lists these measures and provides estimates of their budgetary impact.

The annex also provides the Notices of Ways and Means Motions to amend the Income Tax Act, the Excise Tax Act, the Excise Act, the Excise Act, 2001 and other related legislation.

In this annex, references to “Budget Day” are to be read as references to the day on which this Budget is presented.

Table 1

Cost of Proposed Tax Measures1, 2

Fiscal Costs (millions of dollars)

	2016–2017	2017–2018	2018–2019	2019–2020	2020–2021	2021–2022	Total
Personal Income Tax
Disability Tax Credit – Nurse Practitioners	-	-	-	-	-	-	-
Medical Expense Tax Credit – Eligible Expenditures	-	-	-	-	-	-	-
Consolidation of Caregiver Credits	15	50	55	60	65	65	310
Mineral Exploration Tax Credit for Flow-Through Share Investors	-	45	-15	-	-	-	30
Electronic Distribution of T4 Information Slips	-	-	-	-	-	-	-
Tuition Tax Credit	-	-	-	-	-	-	-
National Child Benefit Supplement	-	-	-	-	-	-	-
Ecological Gifts Program	-	-	-	-	-	-	-
Public Transit Tax Credit	-	-150	-205	-210	-220	-225	-1 010
Allowances for Members of Legislative Assemblies and Certain Municipal Officers	-	-	-6	-30	-30	-30	-96
Home Relocation Loans Deduction	-	-	-	-	-	-	-
Anti-Avoidance Rules for Registered Plans	-	-	-	-	-	-	-

Business Income Tax
Investment Fund Mergers	-	-	-	-	-	-	-
Clean Energy Generation Equipment: Geothermal Energy	-	2	3	2	1	1	9
Canadian Exploration Expense: Oil and Gas Discovery Wells	-	-	-	-45	-55	-45	-145
Reclassification of Expenses Renounced to Flow-Through Share Investors	-	-	-	-2	-2	-1	-5
Meaning of Factual Control	-	-	-	-	-	-	-
Timing of Recognition of Gains and Losses on Derivatives	-	-54	-60	-60	-65	-65	-304
Additional Deduction for Gifts of Medicine	-	-	-	-	-	-	-
Investment Tax Credit for Child Care Spaces	-	-	-	-	-	-	-
Insurers of Farming and Fishing Property	-	-	-	-10	-10	-10	-30
Billed-Basis Accounting	-	-35	-220	-170	-	-	-425
Consultation on Cash Purchase Tickets	-	-	-	-	-	-	-

International Tax Measures
Extending the Base Erosion Rules to Foreign Branches of Life Insurers	-	-	-	-	-	-	-

Sales and Excise Tax Measures
Opioid Overdose Treatment Drug – Naloxone	-	-	-	-	-	-	-
Taxi and Ride-Sharing Services	-	-3	-4	-4	-4	-5	-20
GST/HST Rebate to Non-Residents for Tour Package Accommodations	-	-10	-15	-15	-15	-15	-70
Tobacco Taxation	-	-55	-45	-45	-40	-40	-225
Alcohol Taxation	-	-30	-60	-95	-125	-160	-470

Table 1

Cost of Proposed Tax Measures1, 2

Fiscal Costs (millions of dollars)

	2016–2017	2017–2018	2018–2019	2019–2020	2020–2021	2021–2022	Total
Other Measures
Aboriginal Tax Policy	-	-	-	-	-	-	-

Customs Tariff and Special Import Measures
Improving Market Access for the World’s Least Developed Countries	-	3	3	3	3	3	17
Measures to Strengthen Canada’s Trade Remedy System	-	-	-	-	-	-	-
1	A “–” indicates a nil amount, a small amount (less than $500,000) or an amount that cannot be determined in respect of a measure that is intended to protect the tax base.
2	Totals may not add due to rounding.

PERSONAL INCOME TAX MEASURES

DISABILITY TAX CREDIT – NURSE PRACTITIONERS

The disability tax credit is a 15-per-cent non-refundable tax credit that recognizes the impact of non-itemizable disability-related costs on an individual’s ability to pay tax. For 2017, the credit amount is $8,113, which provides a federal tax reduction of up to $1,217.

To be eligible for the disability tax credit, an individual must have a severe and prolonged impairment in physical or mental functions. The effects of the impairment must be such that the individual is blind or, even with appropriate therapy:

•	markedly restricted in the individual’s ability to perform a basic activity of daily living, due to the effects of one or more severe and prolonged impairments in mental or physical functions;

•

significantly restricted in the individual’s ability to perform more than one basic activity of daily living if the cumulative effect of the restrictions is equivalent to having a single marked restriction in the ability to perform a basic activity of daily living; or

•	would be markedly restricted were it not for extensive life sustaining therapy of at least three times a week for an average of at least 14 hours per week.

The basic activities of daily living are defined as: walking; feeding or dressing oneself; mental functions necessary for everyday life; speaking; hearing; and eliminating bodily waste.

An eligible medical practitioner must certify that the effects of the impairment result in the individual meeting one of the criteria listed above. The types of medical practitioners who are permitted to certify eligibility for the disability tax credit are specified in the Income Tax Act and currently include medical doctors, audiologists, occupational therapists, optometrists, physiotherapists, psychologists and speech-language pathologists. While medical doctors can certify all types of impairments, other practitioners may certify impairments in their respective fields, as summarized in the following table.

Table 2

Medical Practitioners who can Certify for Disability Tax Credit Eligibility

Basis of Disability Tax Credit Certification		Type of Medical Practitioner
Vision		Medical doctor (MD) or optometrist
Marked restriction:	Speaking	MD or speech-language pathologist
	Hearing	MD or audiologist
	Walking	MD, occupational therapist or physiotherapist
	Elimination of bodily waste	MD
	Feeding or dressing	MD or occupational therapist
	Mental functions	MD or psychologist
Life-sustaining therapy		MD
Cumulative effects of significant restrictions		MD (all restrictions) or occupational therapist (walking, feeding and dressing only)

Nurse Practitioners

Nurse practitioners are registered nurses with additional educational preparation and experience who possess and demonstrate the competencies to diagnose autonomously, order and interpret diagnostic tests, prescribe pharmaceuticals, and perform specific procedures within their legislated scope of practice. Examples of the types of health care services provided by nurse practitioners include annual physicals, health promotion, treatment for short-term acute illnesses and monitoring patients with stable chronic illnesses.

The nurse practitioner profession is regulated by provincial and territorial nursing regulatory bodies throughout Canada. The scope of practice of nurse practitioners is set out in provincial/territorial legislation and regulation.

Budget 2017 proposes to add nurse practitioners to the list of medical practitioners that could certify eligibility for the disability tax credit. A nurse practitioner would be permitted to certify for all types of impairments that are within the scope of their practice.

This measure will apply to disability tax credit certifications made on or after Budget Day.

MEDICAL EXPENSE TAX CREDIT – ELIGIBLE EXPENDITURES

The medical expense tax credit is a 15-per-cent non-refundable tax credit that recognizes the effect of above-average medical or disability-related expenses on an individual’s ability to pay tax. For 2017, the medical expense tax credit is available for qualifying medical expenses in excess of the lesser of $2,268 and three per cent of the individual’s net income.

Many of the costs related to the use of reproductive technologies are eligible expenses for the medical expense tax credit. For example, amounts paid for prescription drugs are generally eligible to be claimed under the credit, including the cost of prescribed fertility medication. In-vitro fertilization procedures and associated expenses, where the procedures are medically indicated because an individual has an existing illness or condition (such as the medical condition of infertility), are also generally recognized as eligible expenses under the credit.

To recognize that some individuals may need to incur costs related to the use of reproductive technologies, even where such treatment is not medically indicated because of a medical infertility condition, Budget 2017 proposes to clarify the application of the medical expense tax credit so that individuals who require medical intervention in order to conceive a child are eligible to claim the same expenses that would generally be eligible for individuals on account of medical infertility.

This measure will apply to the 2017 and subsequent taxation years. A taxpayer will be entitled to elect in a year for this measure to apply for any of the immediately preceding ten taxation years in their return of income in respect of the year.

CONSOLIDATION OF CAREGIVER CREDITS

Tax relief for caregivers is provided in the income tax system through a number of non-refundable tax credits. These credits provide recognition of the impact of the non-discretionary, out-of-pocket expenses that caregivers incur on their ability to pay tax.

The current system includes three credits, with varying eligibility conditions based on the circumstances of the caregiver and the dependant (amounts shown are for 2017):

•

Infirm dependant credit: A 15-per-cent non-refundable tax credit for individuals supporting an adult family member (other than a spouse or common-law partner) who is dependent on the caregiver by reason of physical or mental infirmity. There is no requirement that the dependant live with the claimant. The maximum amount on which the credit is available is $6,883. The credit amount is reduced dollar-for-dollar by the dependant’s net income above $6,902 and is completely phased out at an income of $13,785.

•

Caregiver credit: A 15-per-cent non-refundable tax credit for individuals providing in-home care to family members who are either senior parents or grandparents (65 years of age or over) or certain adult family members who are dependent on the caregiver by reason of infirmity. The maximum amount on which the credit is available is $4,732, or $6,882 if the dependant is infirm. This credit amount is reduced dollar-for-dollar by the dependant’s net income above $16,163 and is completely phased out at an income of $20,895, or at $23,045 for an infirm dependant.

•

Family caregiver tax credit: A 15-per-cent non-refundable tax credit on an amount of $2,150 that provides relief to caregivers of family members who are dependent on them by reason of infirmity, through a top-up to the other dependency-related credits (i.e., the caregiver credit, the infirm dependant credit, the spousal or common-law partner credit and the eligible dependant credit). However, the family caregiver tax credit is provided independently in respect of a minor infirm child (given the absence of a dependency-related credit in the tax system in respect of all minor children). The family caregiver tax credit is always available when an infirm dependant credit is claimed in respect of an individual (and is reflected in the value of the infirm dependant credit noted above).

Budget 2017 proposes to simplify the existing system of tax measures for caregivers by replacing the existing caregiver credit, infirm dependant credit and family caregiver tax credit with a new Canada Caregiver Credit. This new credit will be better targeted to support those who need it the most and extend tax relief to some caregivers who may not currently qualify due to the income level of their dependant. It will provide tax assistance to caregivers for dependants who have an infirmity and are dependent on the caregiver for support by reason of that infirmity.

Budget 2017 proposes that the new Canada Caregiver Credit amount will be:

•	$6,883 in respect of infirm dependants who are parents/grandparents, brothers/sisters, aunts/uncles, nieces/nephews, adult children of the claimant or of the claimant’s spouse or common law partner.

•	$2,150 in respect of

–	an infirm dependent spouse or common-law partner in respect of whom the individual claims the spouse or common-law partner amount,

–	an infirm dependant for whom the individual claims an eligible dependant credit, or

–	an infirm child who is under the age of 18 years at the end of the tax year.

These amounts are consistent with the amounts that could have been claimed in respect of these dependants under the current caregiver credit and family caregiver tax credit, respectively.

The Canada Caregiver Credit will be reduced dollar-for-dollar by the dependant’s net income above $16,163 (in 2017). The dependant will not be required to live with the caregiver in order for the caregiver to claim the new credit. The Canada Caregiver Credit will no longer be available in respect of non-infirm seniors who reside with their adult children.

Other rules will remain the same as under the current provisions. For example:

•

Only one Canada Caregiver Credit amount will be available in respect of each infirm dependant. The credit could, however, be shared by multiple caregivers who support the same dependant, provided that the total claim does not exceed the maximum annual amount for that dependant.

•

Where a claim for an eligible dependant amount or spousal or common-law partner amount is made in respect of an infirm dependant, no other individual other than the individual who has claimed the eligible dependant amount or the spousal or common-law partner amount will be allowed to claim the Canada Caregiver Credit in respect of that dependant.

•

An individual will not be able to claim the Canada Caregiver Credit in respect of a particular person if the individual is required to pay a support amount for that person to their former spouse or common-law partner.

In cases where an individual claims a spousal or common-law partner amount or an eligible dependant amount in respect of an infirm family member, the individual must claim the Canada Caregiver Credit at the lesser amount ($2,150 in 2017). Where this results in less tax relief than would be available if the higher amount ($6,883 in 2017) were claimed, an additional amount will be provided to offset this difference.

The Canada Caregiver Credit will apply for the 2017 and subsequent taxation years. The credit amounts that may be claimed and the income thresholds above which the credit will begin to be phased out will be indexed to inflation for taxation years after 2017.

MINERAL EXPLORATION TAX CREDIT FOR FLOW-THROUGH SHARE INVESTORS

Flow-through shares allow resource companies to renounce or “flow through” tax expenses associated with their Canadian exploration activities to investors, who can deduct the expenses in calculating their own taxable income. The mineral exploration tax credit provides an additional income tax benefit for individuals who invest in mining flow-through shares, which augments the tax benefits associated with the deductions that are flowed through. This credit is equal to 15 per cent of specified mineral exploration expenses incurred in Canada and renounced to flow-through share investors. Like flow-through shares, the credit facilitates the raising of equity to fund exploration by enabling companies to issue shares at a premium.

The Government proposes to extend eligibility for the mineral exploration tax credit for an additional year, to flow-through share agreements entered into on or before March 31, 2018. Under the existing “look-back” rule, funds raised in one calendar year with the benefit of the credit can be spent on eligible exploration up to the end of the following calendar year. Therefore, for example, funds raised with the credit during the first three months of 2018 can support eligible exploration until the end of 2019.

Mineral exploration, as well as new mining and related processing activities that could follow from successful exploration efforts, can be associated with a variety of environmental impacts to soil, water and air and, as a result, could have an impact on the targets and actions in the Federal Sustainable Development Strategy. All such activity, however, is subject to applicable federal and provincial environmental regulations, including project-specific environmental assessments where required.

ELECTRONIC DISTRIBUTION OF T4 INFORMATION SLIPS

Issuers of information returns are required to provide two copies of the relevant portion of the return to each taxpayer to whom it relates, either by sending the return to the taxpayer’s last known address or by delivering it to the taxpayer. These copies may be sent electronically only if the relevant taxpayer has given express consent (i.e., in writing or in an electronic format) in advance.

In order to reduce compliance costs and increase efficiencies for employers, as well as increase convenience for many employees, Budget 2017 proposes to allow employers to distribute T4 (Statement of Remuneration Paid) information slips electronically to current active employees without having to obtain express consent from those employees in advance. An employer will be required to have sufficient privacy safeguards in place before electronic T4s can be sent without express consent, in order to ensure that employee information remains confidential. These safeguards will be specified by the Minister of National Revenue and will include provisions requiring employers to provide paper T4s to employees who do not have confidential access to view or print their T4s (e.g., employees on leave and former employees). In addition, employers will be required to issue paper copies to employees who request them.

This measure will apply in respect of T4s issued for the 2017 and subsequent taxation years.

TUITION TAX CREDIT

The tuition tax credit is a 15-per-cent non-refundable tax credit in respect of eligible fees for tuition and licensing examinations paid by an individual enrolled at an eligible educational institution. An eligible educational institution in Canada is:

•	a university, college or other educational institution providing courses at a post-secondary school level; or

•

an institution certified by the Minister of Employment and Social Development to be an educational institution providing courses, other than courses designed for university credit, that furnish a person with skills for, or improve a person’s skills in, an occupation (an “occupational skills course”).

A tuition tax credit is not available for occupational skills courses that are offered by a university, college or other post-secondary institution and that are not at the post-secondary level.

Budget 2017 proposes to extend the eligibility criteria for the tuition tax credit to fees for an individual’s tuition paid to a university, college or other post-secondary institution in Canada for occupational skills courses that are not at the post-secondary level. To provide consistency with the rules for certified educational institutions, the tuition tax credit would be available in these circumstances only if the course is taken for the purpose of providing the individual with skills (or improving the individual’s skills) in an occupation and the individual has attained the age of 16 before the end of the year.

This measure will apply in respect of eligible tuition fees for courses taken after 2016.

Budget 2017 also proposes to extend eligibility as a “qualifying student” to individuals in the specific circumstances described above, who otherwise meet the conditions to be a “qualifying student”. Whether or not an individual is a “qualifying student” is relevant for the tax exemption for scholarship and bursary income.

This measure will apply to the 2017 and subsequent taxation years.

NATIONAL CHILD BENEFIT SUPPLEMENT

Budget 2016 introduced the Canada Child Benefit, replacing the previous child benefit system, which consisted of the Canada Child Tax Benefit, the National Child Benefit supplement and the Universal Child Care Benefit. Payments under the new Canada Child Benefit began in July 2016.

Most provinces and territories have been using information on individuals’ federally determined National Child Benefit supplement amounts to calculate adjustments to provincial/territorial social assistance and child benefit amounts. To provide time for provinces and territories to make the necessary changes to their social assistance and child benefit programs following the elimination of the National Child Benefit supplement, a reference to the National Child Benefit supplement was retained in the Canada Child Benefit rules, although this does not affect the calculation of the Canada Child Benefit. This reference is currently legislated to be repealed, effective July 1, 2017.

In light of the policy, legislative and administrative changes many provinces and territories need to implement in order to no longer rely on federally determined National Child Benefit supplement amounts to calculate adjustments to social assistance and child benefit amounts, Budget 2017 proposes to delay the repeal of the National Child Benefit supplement reference in the Canada Child Benefit rules in the Income Tax Act until July 1, 2018. This modification will have no implications for the calculation of the Canada Child Benefit.

ECOLOGICAL GIFTS PROGRAM

The ecological gifts program provides a way for Canadians with ecologically sensitive land to contribute to the protection of Canada’s environmental heritage. Under this program, certain donations of ecologically sensitive land or easements, covenants and servitudes on such land (ecogifts) are eligible for special tax assistance. Individual donors are eligible for a charitable donation tax credit, while corporate donors are eligible for a charitable donation tax deduction. The amount of the donation, up to 100 per cent of net income, may be claimed in a year and unused amounts may be carried forward for up to ten years. In addition, any capital gains associated with the donation of ecologically sensitive land (other than a donation to a private foundation) are exempt from tax.

The ecogift program is primarily administered by Environment and Climate Change Canada (ECCC). In order for a gift to meet the requirements of the ecogift program, the Minister of ECCC must:

•	certify that the land is ecologically sensitive and that its conservation and protection is important to the preservation of Canada’s environmental heritage;

•	approve the organization that will receive the gift, if it is a registered charity; and

•	certify the fair market value of the donation.

In addition, any easements, covenants or servitudes must run in perpetuity in order to qualify as ecogifts.

To help ensure that donated land is not subsequently used for other purposes, the Income Tax Act imposes a tax of 50 per cent of the fair market value of the land upon a recipient who, without the consent of ECCC, changes the use of the property or disposes of it. The Canada Revenue Agency is responsible for assessing and collecting the tax in such situations.

Budget 2017 proposes a number of measures in order to better protect gifts of ecologically sensitive land.

Transfers of ecogifts

Where ecogifts are transferred between organizations for consideration, the protection offered by the 50-per-cent tax (which applies where the use of the property is changed, or the property is disposed of, without the consent of ECCC) may be inappropriately lost. To ensure that transfers of ecogifts from one organization to another do not result in the loss of this protection, Budget 2017 proposes that the transferee of the property in such a situation be subject to the 50-per-cent tax if the transferee changes the use of the property, or disposes of the property, without the consent of ECCC.

Program administration

To ensure the effective operation of the ecogift program, Budget 2017 also proposes to clarify that the Minister of ECCC has the ability to determine whether proposed changes to the use of lands would degrade conservation protections.

Approval of recipients

Where it is proposed that a registered charity be the recipient of an ecogift, the Minister of ECCC must approve the recipient on a gift-by-gift basis. This is intended to ensure that recipients of ecogifts are focused on the long-term protection of ecologically sensitive land. However, municipalities and municipal and public bodies performing a function of government are automatically eligible recipients. Budget 2017 also proposes that the requirement to approve recipients be extended, on a gift-by-gift basis, to municipalities and municipal and public bodies performing a function of government.

Private foundations

The Income Tax Act categorizes registered charities as charitable organizations, public foundations or private foundations. Usually, a majority of the directors of a private foundation do not operate at arm’s length from one another. In addition, the main donors to a private foundation are typically part of the group that controls the foundation or are persons who do not deal at arm’s length with the controlling group. Private foundations can currently receive ecogifts, but this can give rise to concerns about potential conflicts of interest. For example, where a director of a private foundation donates an easement in respect of a property to the private foundation, the individuals responsible for enforcing the private foundation’s rights under the easement would often be the same persons as those against whom the rights must be enforced. To prevent these potential conflicts of interest, Budget 2017 also proposes that private foundations no longer be permitted to receive ecogifts.

Personal servitudes

In Quebec, where civil law applies, both real servitudes and personal servitudes can exist. However, only real servitudes may be donated under the ecogift program since personal servitudes cannot run in perpetuity. As the conditions associated with real servitudes can be difficult to meet, such donations are infrequently made. To encourage more ecogifts in Quebec, Budget 2017 also proposes that certain donations of personal servitudes qualify as ecogifts. Qualifying donations will be required to meet a number of conditions, including a requirement that the personal servitude run for at least 100 years.

These measures will apply in respect of transactions or events that occur on or after Budget Day.

PUBLIC TRANSIT TAX CREDIT

The public transit tax credit provides a 15-per-cent non-refundable tax credit in respect of the cost of eligible public transit passes, which include annual and monthly passes, as well as weekly passes and electronic fare cards used on an ongoing basis.

Budget 2017 proposes that the public transit tax credit be eliminated, effective as of July 1, 2017. Specifically, the cost of public transit passes and electronic fare cards attributable to public transit use that occurs after June 2017 will no longer be eligible for the credit.

ALLOWANCES FOR MEMBERS OF LEGISLATIVE ASSEMBLIES AND CERTAIN MUNICIPAL OFFICERS

The reimbursement of expenses incurred in the course of carrying out the duties of an office or employment is generally not a taxable benefit to the recipient. By contrast, a non-accountable allowance for which an individual does not have to provide details or submit receipts to justify amounts paid is generally a taxable benefit.

Certain officials may, however, receive non-accountable allowances for work expenses that are not included in computing income for tax purposes. These officials are:

•	elected members of provincial and territorial legislative assemblies and officers of incorporated municipalities;

•	elected officers of municipal utilities boards, commissions, corporations or similar bodies; and

•	members of public or separate school boards or of similar bodies governing a school district.

The excluded amount is limited to half of the official’s salary or other remuneration received in that capacity in the year.

Budget 2017 proposes to require that non-accountable allowances paid to these officials be included in income. The reimbursement of employment expenses will remain a non-taxable benefit to the recipient.

In order to provide affected organizations more time to adjust their compensation schemes, this measure will apply to the 2019 and subsequent taxation years.

HOME RELOCATION LOANS DEDUCTION

Where a person receives a loan because of their employment, and the interest rate on the loan is below a prescribed rate, that person is deemed to have received a taxable benefit. The amount of the taxable benefit is determined by reference to the difference between these two rates.

The value of any portion of the benefit that is in respect of an eligible home relocation loan may be deductible from taxable income. However, the amount deductible is generally limited to the annual benefit that would arise if the amount of the loan were $25,000. Eligible home relocation loans are loans used to acquire a new residence where the employee starts work at a new location. This new residence must be at least 40 kilometres closer to the new work location than the old residence.

Budget 2017 proposes to eliminate the deduction in respect of eligible home relocation loans.

This measure will apply to benefits arising in the 2018 and subsequent taxation years.

ANTI-AVOIDANCE RULES FOR REGISTERED PLANS

Registered Education Savings Plans (RESPs) help families accumulate savings for a child’s post-secondary education. Registered Disability Savings Plans (RDSPs) allow persons with disabilities – and their families – to better save for their future.

RESPs and RDSPs are tax-assisted registered plans. Grants and bonds received by these plans from the government (e.g., Canada Education Savings Grants and Canada Learning Bonds for RESPs and Canada Disability Savings Grants and Canada Disability Savings Bonds for RDSPs) are taxable only when they are withdrawn. In addition, investment income that accumulates in the plans is taxable only when it is withdrawn.

A number of anti-avoidance rules exist for other tax-assisted registered plans (i.e., Tax-Free Savings Accounts, Registered Retirement Savings Plans and Registered Retirement Income Funds) to help ensure that the plans do not provide excessive tax advantages unrelated to their respective basic objectives. These include:

•	the advantage rules, which help prevent the exploitation of the tax attributes of a registered plan (e.g., by shifting returns from a taxable investment to a registered plan);

•	the prohibited investment rules, which generally ensure that investments held by a registered plan are arm’s length “portfolio” investments; and

•	the non-qualified investment rules, which restrict the classes of investments that may be held by a registered plan.

To improve the consistency of the tax rules that apply to investments held by registered plans, Budget 2017 proposes to extend the anti-avoidance rules described above to RESPs and RDSPs. These proposals are not expected to have an impact on the vast majority of RESP and RDSP holders, who typically invest in ordinary portfolio investments.

Subject to the exceptions described below, this measure will apply to transactions occurring, and investments acquired, after Budget Day. For this purpose, investment income generated after Budget Day on previously acquired investments will be considered to be a “transaction occurring” after Budget Day. The exceptions to this effective date are as follows:

•

The advantage rules will not apply to swap transactions undertaken before July 2017. However, swap transactions undertaken to ensure that an RESP or RDSP complies with the new rules by removing an investment that would otherwise be considered a prohibited investment, or an investment which gives rise to an advantage under the new proposals, will be permitted until the end of 2021.

•

Subject to certain conditions, a plan holder may elect by April 1, 2018 to pay Part I tax (in lieu of the advantage tax) on distributions of investment income from an investment held on Budget Day that becomes a prohibited investment as a result of this measure.

BUSINESS INCOME TAX MEASURES

INVESTMENT FUND MERGERS

The Income Tax Act contains specific rules to facilitate the reorganization of certain investment funds on a tax-deferred basis. However, these rules apply in a limited number of circumstances.

Merger of switch corporations into mutual fund trusts

Canadian mutual funds can be in the legal form of a trust or a corporation. While most funds are structured as mutual fund trusts, some are structured as mutual fund corporations. Switch corporations are mutual fund corporations with multiple classes of shares, where typically each class is a distinct investment fund.

The Income Tax Act contains special rules to facilitate the merger of mutual funds on a tax-deferred basis, under which two mutual fund trusts can be merged or a mutual fund corporation can be merged into a mutual fund trust. These rules permit funds to be tax-efficiently reorganized so as to achieve economies of scale and avoid the duplication of expenses. However, these rules do not provide for the reorganization of a mutual fund corporation into multiple mutual fund trusts.

Budget 2017 proposes to extend the mutual fund merger rules to facilitate the reorganization of a mutual fund corporation that is structured as a switch corporation into multiple mutual fund trusts on a tax-deferred basis. To qualify for this tax deferral, in respect of each class of shares of the mutual fund corporation that is or is part of an investment fund, all or substantially all of the assets allocable to that class must be transferred to a mutual fund trust and the shareholders of that class must become unitholders of that mutual fund trust.

This measure will apply to qualifying reorganizations that occur on or after Budget Day.

Segregated fund mergers

Segregated funds are life insurance policies that have many of the characteristics of mutual fund trusts. Unlike mutual fund trusts, income tax rules do not permit segregated funds to merge on a tax-deferred basis.

To provide consistent treatment between mutual fund trusts and segregated funds, Budget 2017 proposes to allow insurers to effect tax-deferred mergers of segregated funds. It is proposed that these rules generally parallel the mutual fund merger rules.

In addition, it is proposed that, for non-capital losses that arise in taxation years that begin after 2017, a segregated fund be able to carry over those losses and apply them in computing its taxable income for taxation years that begin after 2017. The use of these losses will be subject to the normal limitations for the carrying forward and back of non-capital losses. As is the case with the mutual fund merger rules, the use of these losses will be restricted following a segregated fund merger.

In order to ensure that the life insurance industry has an opportunity to provide comments on these proposed rules, this measure will apply to mergers of segregated funds carried out after 2017 and to losses arising in taxation years that begin after 2017, as described above.

CLEAN ENERGY GENERATION EQUIPMENT: GEOTHERMAL ENERGY

Under the capital cost allowance (CCA) regime, Classes 43.1 and 43.2 of Schedule II to the Income Tax Regulations provide accelerated CCA rates (30 per cent and 50 per cent, respectively, on a declining-balance basis) for investment in specified clean energy generation and conservation equipment. Both classes include eligible equipment that generates or conserves energy by:

•	using a renewable energy source (e.g., wind, solar or small hydro);

•	using a fuel from waste (e.g., landfill gas, wood waste or manure); or

•	making efficient use of fossil fuels (e.g., high efficiency cogeneration systems, which simultaneously produce electricity and useful heat).

Providing accelerated CCA is an exception to the general practice of setting CCA rates based on the useful life of assets. Accelerated CCA provides a financial benefit by deferring taxation. Class 43.2 is available in respect of property acquired before 2020.

In addition, if the majority of the tangible property in a project is eligible for inclusion in Class 43.1 or 43.2, certain intangible project start-up expenses (for example, engineering and design work and feasibility studies) are treated as Canadian renewable and conservation expenses. These expenses may be deducted in full in the year incurred, carried forward indefinitely for use in future years or transferred to investors using flow-through shares.

Geothermal heating is the extraction and direct use of thermal energy generated in the earth’s interior. Equipment that uses geothermal energy is currently eligible for inclusion in Class 43.2 (50-per-cent rate) if it is primarily used for the purpose of generating electricity, while equipment used primarily for heating purposes is generally included in Class 1 (4-per-cent rate).

The costs of drilling and completing exploratory wells are fully deductible in the year they are incurred as Canadian renewable and conservation expenses when it is reasonable to expect that at least 50 per cent of the capital cost of the depreciable property will be used in an electricity generation project included in Class 43.1 or 43.2. The costs of drilling and completing geothermal production wells for an electricity generation project that qualifies for Class 43.2 are included in Class 43.2. In contrast, the costs of drilling and completing geothermal wells for projects that do not meet this electricity generation threshold (e.g., projects focussed on supplying heat) could be included in Class 1 (4-per-cent rate), Class 17 (8-per-cent rate), Class 14.1 (5-per-cent rate) or treated as a current expense, depending on the circumstances.

District energy systems transfer thermal energy between a central generation plant and one or more buildings by circulating (through a system of pipes) an energy transfer medium that is heated or cooled using thermal energy. Thermal energy distributed by a district energy system can be used for heating, cooling or in an industrial process. Certain equipment that is part of a district energy system is currently included in Class 43.1 or 43.2. Geothermal heat is not currently eligible as a thermal energy source for use in a district energy system.

Budget 2017 proposes three changes in this area. First, it proposes that eligible geothermal energy equipment under Classes 43.1 and 43.2 be expanded to include geothermal equipment that is used primarily for the purpose of generating heat or a combination of heat and electricity. Eligible costs will include the cost of completing a geothermal well (e.g., installing the wellhead and production string) and, for systems that produce electricity, the cost of related electricity transmission equipment. As with active solar heating and ground source heat pump systems, equipment used for the purpose of heating a swimming pool will not be eligible. Secondly, geothermal heating will be made an eligible thermal energy source for use in a district energy system. Lastly, expenses incurred for the purpose of determining the extent and quality of a geothermal resource and the cost of all geothermal drilling (e.g., including geothermal production wells), for both electricity and heating projects, will qualify as a Canadian renewable and conservation expense.

These measures will encourage investment in technologies that can contribute to a reduction in emissions of greenhouse gases and air pollutants, in support of targets set out in the Federal Sustainable Development Strategy. Accelerated CCA will be available in respect of eligible property only if, at the time the property first becomes available for use, the requirements of all environmental laws, by-laws and regulations applicable in respect of the property have been met. Similarly, Canadian renewable and conservation expense treatment will be available for expenses in geothermal projects only if, in the year incurred, such expenses meet the requirements of all applicable environmental laws, by-laws and regulations.

The measures will apply in respect of property acquired for use on or after Budget Day that has not been used or acquired for use before Budget Day.

CANADIAN EXPLORATION EXPENSE: OIL AND GAS DISCOVERY WELLS

Expenditures associated with drilling an oil or gas well that results in the discovery of a previously unknown petroleum or natural gas reservoir (i.e., the first well in a new reservoir, referred to as a “discovery well”) are currently treated as a Canadian exploration expense (CEE). CEE may be deducted in full in the year incurred. In contrast, expenditures associated with drilling a well, other than a discovery well, are generally treated as a Canadian development expense (CDE). CDE may be deducted at a rate of 30 per cent per year on a declining-balance basis.

Flow-through share agreements allow corporations to renounce both CEE and CDE to investors, who can deduct the expenses in calculating their own taxable income (at a 100-per-cent or 30-per-cent rate on a declining-balance basis respectively). Under the existing “look-back” rule, eligible expenses in respect of funds raised in one calendar year under a flow-through share agreement can be renounced with an effective date in the year even though the eligible expenditures are incurred during the following calendar year.

Expenditures relating to the acquisition of an asset of an enduring benefit are generally capitalized and deductible over the economic life of the asset. In principle, therefore, the costs of successful exploration, which leads to production, would be deducted gradually over time – as in the case of development expenses. In contrast, the costs of unsuccessful exploration, which does not lead to an exploitable asset, would be fully deductible in the year incurred. In practice, it is often not possible to determine whether or not exploration spending has been successful in the year when the expenses are incurred, since it is often several years afterwards before decisions on production are made.

This said, some expenditures currently considered CEE can more clearly be linked to success. In particular, expenditures associated with a discovery well (the first well in a new reservoir) are currently considered CEE despite the fact that such wells are typically able to be used, and often are used, for the production of oil and gas. This component of drilling expenditures represents a majority of the oil and gas costs that currently qualify for CEE.

Budget 2017 proposes that expenditures related to drilling or completing a discovery well (or in building a temporary access road to, or in preparing a site in respect of, any such well) generally be classified as CDE instead of CEE. This will ensure that expenditures more clearly linked to success are deducted gradually over time as development expenses.

Consistent with the existing rules, drilling expenditures can continue to be classified as CEE, or reclassified as CEE, in situations where the well has been abandoned (or has not produced within 24 months) or the Minister of Natural Resources has certified that the relevant costs associated with drilling the well are expected to exceed $5 million and it will not produce within 24 months. In addition, CEE treatment will continue to be available for other expenses such as early stage geophysical and geochemical surveying. CEE treatment in these cases is generally an efficient and reasonable tax treatment.

This measure will apply to expenses incurred after 2018 (including expenses incurred in 2019 that could have been deemed to have been incurred in 2018 because of the “look-back” rule). However, the measure will not apply to expenses actually incurred before 2021 where the taxpayer has, before Budget Day, entered into a written commitment (including a commitment to a government under the terms of a license or permit) to incur those expenses.

Oil and gas development is associated with environmental impacts, including the release of air and water contaminants, the emission of greenhouse gases and the disturbance of natural habitat and wildlife. The tax treatment of oil and gas exploration costs is only one of many factors that influence investment decisions, but to the extent that the revised treatment impacts investment decisions, this measure could reduce environmental impacts. By improving the neutrality of the tax system, this measure supports Canada’s international commitments to phase out inefficient fossil fuel subsidies and indirectly supports the targets and actions in the Federal Sustainable Development Strategy, including those related to reducing emissions of greenhouse gases.

RECLASSIFICATION OF EXPENSES RENOUNCED TO FLOW-THROUGH SHARE INVESTORS

An eligible small oil and gas corporation (i.e., with taxable capital employed in Canada of not more than $15 million) can currently treat up to $1 million of Canadian development expenses (CDE) as Canadian exploration expenses (CEE) when renounced to shareholders under a flow-through share agreement. CDE is deductible at a rate of 30 per cent per year on a declining-balance basis. CEE is fully deductible in the year it is incurred.

Flow-through share agreements allow a corporation to renounce CEE or CDE that it incurs after the agreement date to investors, who can then deduct the expenses in calculating their own taxable income. This lowers the after-tax cost of the corporation’s shares and facilitates the raising of equity by enabling the corporation to issue shares at a premium relative to normal shares of the same class. By increasing the deduction rate on expenses renounced in association with the flow-through shares from 30 per cent to 100 per cent, this preferential treatment accelerates tax deductions and thereby increases the net present value of the transferred tax deductions, further enhancing the value of the flow-through shares being issued.

Under the existing “look-back” rule, eligible expenses in respect of funds raised in one calendar year under a flow-through share agreement can be renounced with an effective date in the year even though the eligible expenditures are incurred during the following calendar year.

Budget 2017 proposes to no longer permit eligible small oil and gas corporations to treat the first $1 million of CDE as CEE. This measure will apply in respect of expenses incurred after 2018 (including expenses incurred in 2019 that could have been deemed to be incurred in 2018 because of the look-back rule), with the exception of expenses incurred after 2018 and before April 2019 that are renounced under a flow-through share agreement entered into after 2016 and before Budget Day.

Oil and gas development is associated with environmental impacts, including the release of air and water contaminants, the emission of greenhouse gases and the disturbance of natural habitat and wildlife. The tax treatment of oil and gas development costs is only one of many factors that influence investment decisions, but to the extent that the revised treatment impacts investment decisions, this measure could reduce environmental impacts. By improving the neutrality of the tax system, this measure supports Canada’s international commitments to phase out inefficient fossil fuel subsidies and indirectly supports the targets and actions in the Federal Sustainable Development Strategy, including those relating to reducing emissions of greenhouse gases.

MEANING OF FACTUAL CONTROL

The Income Tax Act recognizes two forms of control of a corporation: de jure (legal) control and de facto (factual) control. The concept of factual control is broader than legal control and is generally used to ensure that certain corporate tax preferences are not accessed inappropriately. For example, the factual control test is used for the purpose of determining whether two or more Canadian-controlled private corporations are “associated corporations”. Associated corporations must be considered together in determining whether certain thresholds are met, such as the $500,000 small business deduction limit and the limit on qualifying expenditures relating to the refundable 35-per-cent scientific research and experimental development tax credit.

A person may have factual control of a corporation even though the person does not have legal control of the corporation. Legal control of a corporation generally entails the right to elect the majority of the board of directors of the corporation. Factual control of a corporation exists where a person has “directly or indirectly in any manner whatever” influence that, if exercised, would result in control in fact of the corporation. In each situation, consideration of all the relevant factors is required in determining whether there is factual control of a corporation. A significant body of case law has developed concerning which factors may be useful in determining whether factual control exists.

A recent court decision held that, in order for a factor to be considered in determining whether factual control exists, it must include “a legally enforceable right and ability to effect a change to the board of directors or its powers, or to exercise influence over the shareholder or shareholders who have that right and ability”. This requirement limits the scope of factors that may be taken into consideration in determining whether factual control of a corporation exists. It is not intended from a policy perspective that the factual control test be dependent on the existence of such a legally enforceable right, or that factors that do not include such a right ought to be disregarded.

To ensure taxpayers do not inappropriately access certain tax preferences, Budget 2017 proposes that the Income Tax Act be amended to clarify that, in determining whether factual control of a corporation exists, factors may be considered that are not limited to the requirement set out above.

This measure will apply in respect of taxation years that begin on or after Budget Day.

TIMING OF RECOGNITION OF GAINS AND LOSSES ON DERIVATIVES

Derivatives are sophisticated financial instruments whose value is derived from the value of an underlying interest. Aside from the mark-to-market property regime applicable to financial institutions, there are no specific rules in the Income Tax Act that govern the timing of the recognition of gains and losses on derivatives held on income account. Budget 2017 proposes two measures that clarify the scheme of the Income Tax Act in this regard.

Elective use of the mark-to-market method

In the past, there was uncertainty as to whether taxpayers could mark to market their derivatives held on income account under the general principles of profit computation.

A recent decision of the Federal Court of Appeal allowed a taxpayer that was not a financial institution to use the mark-to-market method on the basis that it provided an accurate picture of the taxpayer’s income. The mark-to-market method has a number of advantages including, for a taxpayer, the potential reduction of book-to-tax differences and, for the Government, the elimination of the possibility for the selective realization of gains and losses on such derivatives by removing the taxpayer’s control over when these gains and losses are recognized for tax purposes.

To provide a clear framework for exercising the choice of using the mark-to-market method and to ensure that this choice does not lead to avoidance opportunities, Budget 2017 proposes to introduce an elective mark-to-market regime for derivatives held on income account. Specifically, an election will allow taxpayers to mark to market all of their eligible derivatives. Once made, the election will remain effective for all subsequent years unless revoked with the consent of the Minister of National Revenue.

In general terms, an eligible derivative will be any derivative held on income account that meets certain conditions, including that the derivative is valued in accordance with accounting principles at its fair value in a taxpayer’s audited financial statements or otherwise has a readily ascertainable fair market value.

Once an election is made by a taxpayer, the taxpayer will be required to annually include in computing its income the increase or decrease in value of its eligible derivatives. Furthermore, the recognition of any accrued gain or loss on an eligible derivative (that was previously subject to tax on a realization basis) at the beginning of the first election year will be deferred until the derivative is disposed of.

This election will be available for taxation years that begin on or after Budget Day.

Straddle transactions

To the extent that the use of the realization method for computing gains and losses on derivatives held on income account can be supported in a given case, it may allow taxpayers to selectively realize gains and losses on these derivatives through, for example, straddle transactions.

In its simplest form, a straddle is a transaction in which a taxpayer concurrently enters into two or more positions – often derivative positions – that are expected to generate equal and offsetting gains and losses. Shortly before its taxation year-end, the taxpayer disposes of the position with the accrued loss (the losing leg) and realizes the loss. Shortly after the beginning of the following taxation year, the taxpayer disposes of the offsetting position with the accrued gain (the winning leg) and realizes the gain. The taxpayer claims a deduction in respect of the realized loss against other income in the initial taxation year and defers the recognition of the offsetting gain until the following taxation year. The taxpayer claims the benefit of the deferral although economically the two positions are offsetting. Moreover, the taxpayer could attempt to indefinitely defer the recognition of the gain on the winning leg by entering into successive straddle transactions.

There are several variations to this basic straddle transaction, including combining it with an exit strategy that shifts the offsetting gain to a tax-indifferent investor.

Straddle transactions raise significant tax base and fairness concerns. Although these transactions are being challenged using certain judicial principles and existing provisions of the Income Tax Act, including the general anti-avoidance rule, these challenges can be time-consuming and costly. Accordingly, specific legislation is proposed to clarify that these transactions contravene the scheme of the Income Tax Act.

Budget 2017 proposes to introduce a specific anti-avoidance rule that targets straddle transactions. In particular, a stop-loss rule will effectively defer the realization of any loss on the disposition of a position to the extent of any unrealized gain on an offsetting position. A gain in respect of an offsetting position would generally be unrealized where the offsetting position has not been disposed of and is not subject to mark-to-market taxation.

For the purposes of the stop-loss rule, a position will generally be defined as including any interest in actively traded personal properties (e.g., commodities), as well as derivatives and certain debt obligations. An offsetting position with respect to a position held by a taxpayer will generally be a position that has the effect of eliminating all or substantially all of the taxpayer’s risk of loss and opportunity for gain or profit in respect of the position.

The stop-loss rule will be subject to a number of exceptions. In particular, it will generally not apply to a position if:

•	it is held by a financial institution, as defined for the purposes of the mark-to-market property rules, or by a mutual fund trust or mutual fund corporation;

•	it is part of certain types of hedging transactions entered into in the ordinary course of the taxpayer’s business;

•	the taxpayer continues to hold the offsetting position throughout a specified period that begins on the date of disposition of the position; or

•	it is part of a transaction or a series of transactions none of the main purposes of which is to defer or avoid tax.

This measure will apply to any loss realized on a position entered into on or after Budget Day.

ADDITIONAL DEDUCTION FOR GIFTS OF MEDICINE

A donation made by a corporation to a registered charity is deductible in computing the corporation’s taxable income within certain limits. Corporations that donate medicine from their inventory to an eligible charity can claim an additional deduction equal to the lesser of the cost of the donated medicine and 50 per cent of the amount by which the fair market value of the donated medicine exceeds its cost. An eligible charity is a registered charity that meets the conditions prescribed by regulation.

Budget 2017 proposes to eliminate the additional deduction for gifts of medicine. This measure does not affect the general income tax treatment of donations made by corporations to registered charities, including donations of medicine.

This measure will apply to gifts of medicine made on or after Budget Day.

INVESTMENT TAX CREDIT FOR CHILD CARE SPACES

The investment tax credit for child care spaces provides a 25-per-cent non-refundable tax credit on costs incurred to build or expand child care spaces in licensed child care facilities. These facilities must be for the benefit of children of the taxpayer’s employees and must be ancillary to the taxpayer’s business. The maximum value of the credit is $10,000 per space created. Unused amounts can be carried back three years and forward 20 years.

Budget 2017 proposes to eliminate the investment tax credit for child care spaces.

This measure will apply in respect of expenditures incurred on or after Budget Day. To provide transitional relief, the credit will be available in respect of eligible expenditures incurred before 2020 pursuant to a written agreement entered into before Budget Day.

INSURERS OF FARMING AND FISHING PROPERTY

Insurers of farming and fishing property benefit from a tax exemption based upon the proportion of their gross premium income, and that of their affiliated insurers, that is earned from the insurance of property used in farming or fishing (including residences of farmers or fishers). Prescribed insurers are provided preferential access to this tax exemption, by not having to take into account the gross premium income of affiliated insurers when determining their eligibility for the tax exemption.

Budget 2017 proposes to eliminate the tax exemption for insurers of farming and fishing property.

This measure will apply to taxation years that begin after 2018.

BILLED-BASIS ACCOUNTING

Taxpayers are generally required to include the value of work in progress in computing their income for tax purposes. However, taxpayers in certain designated professions (i.e., accountants, dentists, lawyers, medical doctors, veterinarians and chiropractors) may elect to exclude the value of work in progress in computing their income. This election effectively allows income to be recognized when the work is billed (billed-basis accounting). Billed-basis accounting enables taxpayers to defer tax by permitting the costs associated with work in progress to be expensed without the matching inclusion of the associated revenues.

Budget 2017 proposes to eliminate the ability for designated professionals to elect to use billed-basis accounting.

This measure will apply to taxation years that begin on or after Budget Day.

To mitigate the effect on taxpayers, a transitional period will be provided to phase in the inclusion of work in progress into income. For the first taxation year that begins on or after Budget Day, 50 per cent of the lesser of the cost and the fair market value of work in progress will be taken into account for the purposes of determining the value of inventory held by the business under the Income Tax Act. For the second, and each successive, taxation year that begins on or after Budget Day, the full amount of the lesser of the cost and the fair market value of work in progress will be taken into account for the purposes of valuing inventory.

CONSULTATION ON CASH PURCHASE TICKETS

When a farmer delivers a listed grain (i.e., wheat, oats, barley, rye, flaxseed, rapeseed or canola) to the operator of a licensed elevator, the operator may issue to the farmer a cash purchase ticket or other prescribed form of settlement. If the cash purchase ticket (or other prescribed form of settlement) in respect of a delivery of a listed grain is payable in the year following the year in which the grain is delivered (a “deferred cash purchase ticket”), the taxpayer includes the amount of the ticket in income in that following year. The treatment of deferred cash purchase tickets that are issued in respect of deliveries of listed grains is a departure from the general rule with respect to taxpayers (including other farmers) who are required to include the amount of a security or other evidence of indebtedness received as payment of a currently-payable debt in income in the year in which it is received.

The historical rationale for the tax deferral for cash purchase tickets in respect of listed grains relates to international grain shipment agreements and the Canadian Wheat Board’s former position as the sole purchaser of listed grain in Manitoba, Saskatchewan and Alberta. With the deregulation of the grain marketing regime and commercialization of the Canadian Wheat Board, the delivery of the listed grains is now the responsibility of private business rather than the federal government. As a result, there is arguably no longer a clear policy rationale for maintaining the tax deferral accorded to deferred cash purchase tickets received as payment for listed grains.

Budget 2017 launches a consultation on the income tax deferral available in respect of deferred cash purchase tickets for deliveries of listed grains. Stakeholders are invited to provide comments on the ongoing utility, and potential elimination, of this tax deferral, including any appropriate transitional period or rules.

The Government invites interested parties to submit comments by May 24, 2017. Please send your comments to consultation_tax_2017@canada.ca.

INTERNATIONAL TAX MEASURES

EXTENDING THE BASE EROSION RULES TO FOREIGN BRANCHES OF LIFE INSURERS

Corporations resident in Canada are generally taxable on their worldwide income. However, the Income Tax Act provides a special exemption for Canadian-resident life insurance companies. Specifically, the income tax rules include in the tax base income from a life insurer’s Canadian business, but not its income from carrying on business in a foreign jurisdiction (i.e., through a “foreign branch”). In this respect, foreign branches of Canadian life insurers are taxed similarly to foreign affiliates of Canadian-resident corporations, the foreign business income of which generally is not taxable in Canada and, in most cases, is exempt from Canadian tax on repatriation.

One important difference between the income tax regimes for life insurers and foreign affiliates concerns the treatment of income from the insurance of Canadian risks (e.g., risks in respect of persons resident in Canada). The foreign accrual property income (“FAPI”) rules include a specific anti-avoidance rule whereby income from the insurance of Canadian risks of a controlled foreign affiliate of a Canadian taxpayer is generally considered FAPI and is therefore taxable in the hands of the Canadian taxpayer on an accrual basis. This rule is intended to prevent Canadian taxpayers from avoiding Canadian income tax by shifting income from the insurance of Canadian risks into a controlled foreign affiliate resident in a low- or no-tax jurisdiction. Currently, there is no analogous rule to prevent income from the insurance of Canadian risks from being shifted to a foreign branch of a Canadian life insurer (although other anti-avoidance rules in the Income Tax Act may apply to such transactions).

Budget 2017 proposes to amend the Income Tax Act to ensure that Canadian life insurers are taxable in Canada with respect to their income from the insurance of Canadian risks. This rule will be modelled on the existing anti-avoidance rule in the FAPI regime. It will apply where 10 per cent or more of the gross premium income (net of reinsurance ceded) earned by a foreign branch of a Canadian life insurer is premium income in respect of Canadian risks. Where the proposed rule applies, it will deem the insurance of Canadian risks by a foreign branch of a Canadian life insurer to be part of a business carried on by the life insurer in Canada and the related insurance policies to be life insurance policies in Canada.

It is further proposed that complementary anti-avoidance rules be introduced to ensure the integrity of the proposed rule. First, anti-avoidance rules that were introduced to the FAPI regime in Budgets 2014 and 2015 will be extended to foreign branches of life insurers. These rules are intended to ensure that the proposed rule cannot be avoided through either the use of so-called “insurance swaps” or the ceding of Canadian risks.

Second, if a life insurer has insured foreign risks through its foreign branch and it can reasonably be concluded that the foreign risks were insured by the life insurer as part of a transaction or series of transactions one of the purposes of which was to avoid the proposed rule, then the life insurer will be treated as if it had insured Canadian risks. An analogous anti-avoidance rule will also be introduced to reinforce the existing anti-avoidance rules in the FAPI regime.

This measure will apply to taxation years of Canadian taxpayers that begin on or after Budget Day.

SALES AND EXCISE TAX MEASURES

OPIOID OVERDOSE TREATMENT DRUG – NALOXONE

Prescription drugs and a list of non-prescription drugs that are used to treat life-threatening conditions are relieved from the Goods and Services Tax/Harmonized Sales Tax (GST/HST).

Naloxone (including its salts, such as naloxone hydrochloride) is a drug used to treat opioid (e.g., fentanyl) overdose. When naloxone was available only by prescription, it qualified for GST/HST relief as a prescription drug. However, to facilitate access and avoid possible delays in the administration of the drug, on March 22, 2016, Health Canada removed the requirement for a prescription when naloxone is indicated for emergency use for opioid overdose outside hospital settings. As such, when supplied in this manner, naloxone no longer qualifies for GST/HST relief.

In order to restore the GST/HST-free treatment of naloxone, Budget 2017 proposes to add the drug (and its salts) to the list of GST/HST-free non-prescription drugs that are used to treat life-threatening conditions.

This measure generally comes into effect on March 22, 2016. However, this measure does not apply in respect of any supply, importation or bringing into a participating province of naloxone occurring on or before Budget Day for which GST/HST was charged, collected, remitted or paid.

TAXI AND RIDE-SHARING SERVICES

Under the GST/HST, all taxi operators are required to register for the GST/HST and charge tax on their fares, regardless of the total amount of sales they make. These rules, which have been in place since the inception of the GST, ensure that all taxi operators are treated in the same way.

For GST/HST purposes, a taxi business is currently defined to mean a business carried on in Canada of transporting passengers by taxi for fares that are regulated under the laws of Canada or a province. Taxi fares may also be regulated by municipalities under authority delegated by a province.

Commercial ride-sharing services facilitated by web applications provide passenger transportation services that are similar to taxi services. However, such ride-sharing services may not be subject to the same GST/HST rules that apply to taxi services since they may not meet the GST/HST definition of a taxi business. For example, their fares may not be regulated by a province or municipality.

To ensure that the GST/HST applies consistently to taxi services and ride-sharing services, Budget 2017 proposes to amend the definition of a taxi business to require providers of ride-sharing services to register for the GST/HST and charge tax on their fares in the same manner as taxi operators. In this regard, it is proposed that the GST/HST definition of a taxi business be amended to include persons engaged in a business of transporting passengers for fares by motor vehicle within a municipality and its environs where the transportation is arranged for or coordinated through an electronic platform or system, such as a mobile application or website. These changes will only apply to transportation that is supplied in the course of a commercial activity. These changes will not apply to a school transportation service for elementary or secondary students or a sightseeing service.

The amendment will be effective as of July 1, 2017.

GST/HST REBATE TO NON-RESIDENTS FOR TOUR PACKAGE ACCOMMODATIONS

A rebate is currently available to non-resident individuals and non-resident tour operators for the GST/HST that is payable in respect of the Canadian accommodation portion of eligible tour packages.

Budget 2017 proposes to repeal the GST/HST rebate available to non-residents for the GST/HST that is payable in respect of the accommodation portion of eligible tour packages.

This repeal will generally apply in respect of supplies of tour packages or accommodations made after Budget Day. As a transitional measure, the rebate will continue to be available in respect of a supply of a tour package or accommodations made after Budget Day but before January 1, 2018 if all of the consideration for the supply is paid before January 1, 2018.

TOBACCO TAXATION

A surtax of 10.5 per cent applies on profits arising from the manufacture of tobacco or tobacco products (subject to certain exemptions) in Canada. In addition, a federal excise duty applies to all tobacco products sold in the Canadian market.

Budget 2017 proposes to eliminate the tobacco manufacturers’ surtax. In order to maintain the intended tax burden of the manufacturers’ surtax on tobacco products, Budget 2017 also proposes to adjust tobacco excise duty rates.

The excise duty rate on cigarettes will increase from $0.52575 to $0.53900 for each five cigarettes or fraction thereof (i.e., from $21.03 to $21.56 per 200 cigarettes). Budget 2017 also proposes that inventories of cigarettes held by manufacturers, importers, wholesalers and retailers at the end of Budget Day be subject to a tax of $0.00265 per cigarette (subject to certain exemptions). Manufacturers, importers, wholesalers and retailers should refer to the cigarette inventory tax mechanism in the Excise Act, 2001 and Canada Revenue Agency publications for more information. Taxpayers will have until May 31, 2017 to file returns and pay the inventory tax.

The excise duty rates for other tobacco products will also be adjusted accordingly. Budget 2017 proposes a corresponding increase in the excise duty rate on tobacco sticks from $0.10515 to $0.10780 per stick (i.e., from $21.03 to $21.56 per 200 tobacco sticks), and on manufactured tobacco (e.g., chewing tobacco or fine-cut tobacco for use in roll-your-own cigarettes) from $6.57188 to $6.73750 per 50 grams or fraction thereof (i.e., from approximately $26.29 to $26.95 per 200 grams). The excise duty rate on cigars is proposed to increase from $22.88559 to $23.46235 per 1,000 cigars, and the additional duty on cigars from the greater of $0.08226 per cigar and 82 per cent of the sale price or duty-paid value to the greater of $0.08434 per cigar and 84 per cent of the sale price or duty-paid value.

These measures will be effective as of the day after Budget Day. A corporation with a taxation year that includes Budget Day and ends after Budget Day will be required to prorate the surtax on its Canadian tobacco manufacturing profits based on the number of days in the taxation year that are on or before Budget Day.

ALCOHOL TAXATION

The Excise Act and the Excise Act, 2001 impose excise duties on alcohol products, namely beer, spirits and wine. The duties are generally imposed at the time of production or packaging on a fixed-amount-per-unit basis, and are generally payable by manufacturers or excise warehouse licensees when the products enter into the duty-paid market. In the case of imported alcohol products, the duties may be payable under the Customs Tariff at the time of importation by the importer. The alcohol excise duty rates were effectively last adjusted in the mid-1980s.

Budget 2017 proposes that excise duty rates on alcohol products be increased by 2 per cent effective the day after Budget Day, in respect of duty that becomes payable after that date. No special inventory tax will apply to alcohol products on which duty has been paid. In order to maintain their effectiveness, it is also proposed that the rates be automatically adjusted by the Consumer Price Index on April 1 of every year, starting in 2018.

Table 3 provides further information on selected proposed alcohol excise duty rates.

Table 3

Alcohol Excise Duty Rate Structure

Products	Current Excise Duty Rates	Proposed Excise Duty Rates after Budget Day
Spirits containing (in absolute ethyl alcohol (AEA) by volume)
More than 7 per cent	$11.696 per litre of AEA	$11.930 per litre of AEA
Not more than 7 per cent	$0.295 per litre	$0.301 per litre

Wine containing (in AEA by volume)
More than 7 per cent	$0.62 per litre	$0.63 per litre
More than 1.2 per cent but not more than 7 per cent	$0.295 per litre	$0.301 per litre
Not more than 1.2 per cent	$0.0205 per litre	$0.0209 per litre

Beer containing[1] (in AEA by volume)
More than 2.5 per cent	$31.22 per hectolitre[2]	$31.84 per hectolitre
More than 1.2 per cent but not more than 2.5 per cent	$15.61 per hectolitre	$15.92 per hectolitre
Not more than 1.2 per cent	$2.591 per hectolitre	$2.643 per hectolitre
1	Reduced rates for Canadian beer will also be adjusted.
2	1 hectolitre equals 100 litres.

OTHER MEASURES

ABORIGINAL TAX POLICY

In successive budgets since 1997, the Government of Canada has expressed its willingness to put into effect taxation arrangements with interested Aboriginal governments. To date, the Government of Canada has entered into more than 50 taxation arrangements in respect of sales tax and personal income tax with Aboriginal governments. The Government of Canada confirms its willingness to discuss and put into effect direct taxation arrangements with interested Aboriginal governments.

The Government of Canada also supports direct taxation arrangements between interested provinces or territories and Aboriginal governments and will continue to facilitate such arrangements.

CUSTOMS TARIFF AND SPECIAL IMPORT MEASURES

IMPROVING MARKET ACCESS FOR THE WORLD’S LEAST DEVELOPED COUNTRIES

Budget 2017 proposes changes to the rules of origin under Canada’s tariff regime for least developed countries (LDCs) in order for more apparel products imported from the world’s poorest countries to qualify for duty-free treatment when imported into Canada.

Specifically, it is proposed that the General Preferential Tariff and Least Developed Country Tariff Rules of Origin Regulations be amended to allow LDCs to use manufacturing inputs sourced and processed in an expanded list of countries in the production of T-shirts and pants that qualify for duty-free importation into Canada.

These proposed changes will ensure that origin rules more accurately reflect the sourcing patterns and manufacturing capabilities of certain LDCs for these products. In particular, it is expected that the amendments will help support economic development, jobs and investment in Haiti, the only LDC in the Americas region.

The necessary regulatory amendments will be put forward for approval in the coming weeks.

MEASURES TO STRENGTHEN CANADA’S TRADE REMEDY SYSTEM

Further to public consultations undertaken in 2016, Budget 2017 proposes a number of amendments to the Special Import Measures Act (SIMA) and related trade remedy regulations. These amendments will ensure that Canada’s trade remedy system is strengthened and keeps accounting for the views of all stakeholders, while remaining aligned with international trade rules.

Anti-Circumvention Investigations

The SIMA will be amended to allow domestic producers to file a complaint regarding trade and business practices specifically intended to avoid trade remedy duties. With these amendments, duties may be extended to goods found to circumvent a trade remedy measure, following a formal investigation by the Canada Border Services Agency (CBSA), in which all interested parties will be able to participate.

Scope Rulings

The transparency of Canada’s trade remedy system will be enhanced by allowing interested parties to request that the CBSA conduct a formal review to determine whether a specific product falls within the scope of a trade remedy measure. In addition, amendments will be made to enhance the ability of interested parties to monitor and appeal ongoing enforcement decisions.

Union Participation

Recognizing that labour unions have an important perspective to bring to trade remedy investigations, and in line with the Government’s progressive approach to trade, regulatory amendments will be made to ensure that unions have the right to participate as interested parties in trade remedy proceedings.

Addressing Particular Market Situations

When determining whether dumping is occurring, it is important to ensure that a proper comparison can be made between prices of the goods in the exporting country and prices of the goods when exported to Canada. The SIMA will be amended to provide greater discretion to the CBSA when assessing the reliability of prices in the exporting country in anti-dumping investigations. Where CBSA investigators find that prices are distorted due to the presence of a “particular market situation”, it will now be possible to use alternative approaches to ensure a proper comparison.

Ensuring Canada’s Trade Remedy System is Consistent with International Obligations

In December 2016, the World Trade Organization (WTO) found that aspects of Canadian trade remedy law were inconsistent with Canada’s obligations under the WTO rules. Canada takes its international trade obligations seriously. Accordingly, amendments will be made to SIMA in respect of exporters found to be dumping at de minimis levels, in order to ensure Canada brings itself into compliance.

PREVIOUSLY ANNOUNCED MEASURES

Budget 2017 confirms the Government’s intention to proceed with the following previously announced tax and related measures, as modified to take into account consultations and deliberations since their release:

•	Measures announced on October 3, 2016 to improve fairness in relation to the capital gains exemption on the sale of a principal residence;

•	The measure announced in Budget 2016 on information-reporting requirements for certain dispositions of an interest in a life insurance policy;

•	Legislative proposals released on September 16, 2016, relating to income tax technical amendments;

•	Legislative and regulatory proposals released on July 22, 2016 relating to the Goods and Services Tax/Harmonized Sales Tax; and

•	Measures confirmed in Budget 2016 relating to the Goods and Services Tax/Harmonized Sales Tax joint venture election.

Budget 2017 also reaffirms the Government’s commitment to move forward as required with technical amendments to improve the certainty of the tax system.

NOTICE

OF WAYS AND

MEANS MOTIONS

Notice of Ways and Means Motion to Amend the Income Tax Act and Other Related Legislation

That it is expedient to amend the Income Tax Act (the “Act”) and other related legislation as follows:

Disability Tax Credit — Nurse Practitioners

1 (1) The portion of paragraph 118.3(1)(a.2) of the Act before subparagraph (i) is replaced by the following:

(a.2) in the case of an impairment in physical or mental functions the effects of which are such that the individual’s ability to perform a single basic activity of daily living is markedly restricted or would be so restricted but for therapy referred to in paragraph (a.1), a medical practitioner has certified in prescribed form that the impairment is a severe and prolonged impairment in physical or mental functions the effects of which are such that the individual’s ability to perform a basic activity of daily living is markedly restricted or would be markedly restricted, but for therapy referred to in paragraph (a.1), where the medical practitioner is a medical doctor, a nurse practitioner or, in the case of

(2) Subparagraphs 118.3(1)(a.3)(i) and (ii) of the Act are replaced by the following:

(i) an impairment with respect to the individual’s ability in feeding or dressing themself, or in walking, a medical doctor, a nurse practitioner or an occupational therapist, and

(ii) in the case of any other impairment, a medical doctor or nurse practitioner,

(3) Subsections (1) and (2) apply in respect of certifications made on or after Budget Day.

2 (1) The portion of subsection 118.4(2) of the Act before paragraph (a) is replaced by the following:

Reference to medical practitioners, etc.

(2) For the purposes of sections 63, 64, 118.2, 118.3 and 118.6, a reference to an audiologist, dentist, medical doctor, medical practitioner, nurse, nurse practitioner, occupational therapist, optometrist, pharmacist, physiotherapist, psychologist or speech-language pathologist is a reference to a person authorized to practise as such,

(2) Subsection (1) comes into force on Budget Day.

Medical Expense Tax Credit — Eligible Expenditures

3 (1) Section 118.2 of the Act is amended by adding the following after subsection (2.1):

Fertility expenses

(2.2) An amount is deemed to be a medical expense of an individual for the purposes of this section if the amount

(a) is paid for the purpose of a patient (within the meaning of subsection (2)) conceiving a child; and

(b) would be a medical expense of the individual, within the meaning of subsection (2), if the patient were incapable of conceiving a child because of a medical condition.

(2) Subsection (1) applies to the 2017 and subsequent taxation years. However, if an individual makes a request for a refund in respect of a taxation year to the Minister of National Revenue within the time limit specified in paragraph 164(1.5)(a) of the Act, subsection (1) also applies in respect of that taxation year.

Consolidation of Caregiver Credits

4 (1) Subsection 117.1(1.1) of the Act is repealed.

(2) Subsection (1) applies to the 2017 and subsequent taxation years.

5 (1) Clause (A) of the description of C in subparagraph (a)(ii) of the description of B in subsection 118(1) of the Act is replaced by the following:

(A) $2,150 if the spouse or common-law partner is dependent on the individual by reason of mental or physical infirmity, and

(2) The portion of clause (A) before subclause (I) of the description of D in subparagraph (b)(iv) of the description of B in subsection 118(1) of the Act is replaced by the following:

(A) $2,150 if

(3) The portion of paragraph (b.1) before subparagraph (i) of the description of B in subsection 118(1) of the Act is replaced by the following:

Caregiver amount for infirm child

(b.1) $2,150 for each child, who is under the age of 18 years at the end of the taxation year, of the individual and who, by reason of mental or physical infirmity, is likely to be, for a long and continuous period of indefinite duration, dependent on others for significantly more assistance in attending to the child’s personal needs and care, when compared to children of the same age if

(4) Paragraphs (c.1) to (e) of the description of B in subsection 118(1) of the Act are replaced by the following:

Canada caregiver credit

(d) for each person who, at any time in the year,

(i) is dependent on the individual because of mental or physical infirmity, and

(ii) either

(A) is a spouse or common-law partner of the individual, or

(B) has attained the age of 18 years and is a dependant of the individual,

the amount determined by the formula

$6,883 – E

where

E is the amount, if any, by which the dependant’s income for the year exceeds $16,163, and

Additional amount

(e) in the case of an individual entitled to a deduction in respect of a person because of paragraph (a) or (b) and who would also be entitled, but for paragraph (4)(c), to a deduction because of paragraph (d) in respect of the person, the amount by which the amount that would be determined under paragraph (d) exceeds the amount determined under paragraph (a) or (b), as the case may be, in respect of the person.

(5) Paragraphs 118(4)(c) to (e) of the Act are replaced by the following:

(c) if an individual is entitled to a deduction under subsection (1) because of paragraph (a) or (b) of the description of B in subsection (1) for a taxation year in respect of any person, no amount may be deducted because of paragraph (d) of that description by any individual for the year in respect of the person; and

(d) if more than one individual is entitled to a deduction under subsection (1) because of paragraph (d) of the description of B in subsection (1) for a taxation year in respect of the same person,

(i) the total of all amounts so deductible for the year shall not exceed the maximum amount that would be so deductible for the year by any one of those individuals for that person if that individual were the only individual entitled to deduct an amount for the year because of that paragraph for that person, and

(ii) if the individuals cannot agree as to what portion of the amount each can so deduct, the Minister may fix the portions.

(6) The portion of subsection 118(6) of the Act before paragraph (a) is replaced by the following:

Definition of dependant

(6) For the purposes of paragraph (d) of the description of B in subsection (1), dependant, of an individual for a taxation year, means a person who at any time in the year is dependent on the individual for support and is

(7) Subsections (1) to (6) apply to the 2017 and subsequent taxation years. However, for the 2017 taxation year, subsection 117.1(1) of the Act does not apply in respect of amounts expressed in dollars in

(a) clause (A) of the description of C in subparagraph (a)(ii) of the description of B in subsection 118(1) of the Act, as enacted by subsection (1);

(b) clause (A) of the description of D in subparagraph (b)(iv) of the description of B in subsection 118(1) of the Act, as amended by subsection (2);

(c) paragraph (b.1) of the description of B in subsection 118(1) of the Act, as amended by subsection (3); and

(d) paragraph (d) of the description of B in subsection 118(1) of the Act, as enacted by subsection (4).

6 (1) Clause (c)(i)(B) of the definition eligible individual in subsection 118.041(1) of the Act is replaced by the following:

(B) paragraph (d) of the description of B in that subsection where the qualifying individual is a parent, grandparent, child, grandchild, brother, sister, aunt, uncle, nephew or niece of the individual, or of the individual’s spouse or common-law partner, or

(2) Subsection (1) applies to the 2017 and subsequent taxation years.

7 (1) Clause 118.3(2)(a)(i)(B) of the Act is replaced by the following:

(B) paragraph (d) of that description where the person is a parent, grandparent, child, grandchild, brother, sister, aunt, uncle, nephew or niece of the individual, or of the individual’s spouse or common-law partner, or

(2) Subsection (1) applies to the 2017 and subsequent taxation years.

Mineral Exploration Tax Credit for Flow-Through Share Investors

8 (1) Paragraph (a) of the definition flow-through mining expenditure in subsection 127(9) of the Act is replaced by the following:

(a) that is a Canadian exploration expense incurred by a corporation after March 2017 and before 2019 (including, for greater certainty, an expense that is deemed by subsection 66(12.66) to be incurred before 2019) in conducting mining exploration activity from or above the surface of the earth for the purpose of determining the existence, location, extent or quality of a mineral resource described in paragraph (a) or (d) of the definition mineral resource in subsection 248(1),

(2) Paragraphs (c) and (d) of the definition flow-through mining expenditure in subsection 127(9) of the Act are replaced by the following:

(c) an amount in respect of which is renounced in accordance with subsection 66(12.6) by the corporation to the taxpayer (or a partnership of which the taxpayer is a member) under an agreement described in that subsection and made after March 2017 and before April 2018, and

(d) that is not an expense that was renounced under subsection 66(12.6) to the corporation (or a partnership of which the corporation is a member), unless that renunciation was under an agreement described in that subsection and made after March 2017 and before April 2018; (dépense minière déterminée)

(3) Subsections (1) and (2) apply to expenses renounced under a flow-through share agreement entered into after March 2017.

Electronic Distribution of T4 Information Slips

9 (1) The Act is amended by adding the following after section 221:

Providing information returns in electronic format

221.01 A person may provide an information return electronically under subsection 209(5) of the Income Tax Regulations if the criteria specified by the Minister are met.

(2) Subsection (1) comes into force on January 1, 2018.

10 (1) Section 209 of the Income Tax Regulations is amended by adding the following after subsection (4):

(5) A person may provide a Statement of Remuneration Paid (T4) information return, as required under subsection (1), as a single document in an electronic format (instead of the two copies required under subsection (1)) to the taxpayer to whom the return relates, on or before the date on which the return is to be filed with the Minister, unless

(a) the specified criteria referred to in section 221.01 of the Act are not met;

(b) the taxpayer has requested that the information return be provided in paper format; or

(c) the taxpayer cannot reasonably be expected to have access to the information return in electronic format, including as a consequence of the taxpayer

(i) being on extended leave, or

(ii) no longer being an employee of the person.

(2) Subsection (1) applies in respect of information returns that are required to be filed after 2017.

Tuition Tax Credit

11 (1) Subparagraph 118.5(1)(a)(ii.1) of the Act is replaced by the following:

(ii.1) are paid to an educational institution described in subparagraph (i) in respect of courses that are not at the post-secondary school level, if

(A) the individual had not attained the age of 16 years before the end of the year, or

(B) the purpose of the individual’s enrolment at the institution cannot reasonably be regarded as being to provide the individual with skills, or to improve the individual’s skills, in an occupation,

(2) Subsection (1) applies to the 2017 and subsequent taxation years.

12 (1) The portion of the definition qualifying educational program in subsection 118.6(1) of the Act before paragraph (a) is replaced by the following:

qualifying educational program means a program of not less than three consecutive weeks duration that provides that each student taking the program spend not less than 10 hours per week on courses or work in the program and, in respect of a program at an institution described in the definition designated educational institution (other than an institution described in subparagraph (a)(ii) of that definition), that is a program that does not consist primarily of research (unless the program leads to a diploma from a college or a Collège d’enseignement général et professionnel, or a bachelor, masters, doctoral or equivalent degree) but, in relation to any particular student, does not include a program if the student receives, from a person with whom the student is dealing at arm’s length, any allowance, benefit, grant or reimbursement for expenses in respect of the program other than

(2) The portion of paragraph (c) of the definition qualifying student in subsection 118.6(1) of the Act before subparagraph (i) is replaced by the following:

(c) in the case of an individual who is enrolled in a program (other than a program at the post-secondary school level) at a designated educational institution described in subparagraph (a)(i) of the definition designated educational institution or who is enrolled in a program at a designated educational institution described in subparagraph (a)(ii) of that definition,

(3) The definition qualifying student in subsection 118.6(1) of the Act is amended by striking out “and” at the end of paragraph (b), by adding “and” at the end of paragraph (c) and by adding the following after paragraph (c):

(d) in the case of an individual who is enrolled at a designated educational institution described in paragraph (c) of the definition designated educational institution, is enrolled in a program that is at the post-secondary level; (étudiant admissible)

(4) Subsections (1) to (3) apply to the 2017 and subsequent taxation years.

National Child Benefit Supplement

13 Subsection 29(9) of the Budget Implementation Act, 2016, No. 1 is replaced by the following:

(9) Subsections (2) to (5) come into force on July 1, 2018.

Ecological Gifts Program

14 (1) The portion of subsection 43(2) of the Act before the formula in paragraph (a) is replaced by the following:

Ecological gifts

(2) For the purposes of subsection (1) and section 53, if at any time a taxpayer disposes of a covenant or an easement to which land is subject or, in the case of land in the Province of Quebec, a real or personal servitude, in circumstances where subsection 110.1(5) or 118.1(12) applies,

(a) the portion of the adjusted cost base to the taxpayer of the land immediately before the disposition that can reasonably be regarded as attributable to the covenant, easement or servitude, as the case may be, is deemed to be equal to the amount determined by the formula

(2) Subsection (1) applies in respect of gifts made on or after Budget Day.

15 (1) The portion of paragraph 110.1(1)(d) of the Act before subparagraph (i) is replaced by the following:

Ecological gifts

(d) the total of all amounts each of which is the eligible amount of a gift of land (including a covenant or an easement to which land is subject or, in the case of land in the Province of Quebec, a personal servitude (the rights to which the land is subject and which has a term of not less than 100 years) or a real servitude) if

(2) Clauses 110.1(l)(d)(iii)(B) to (D) of the Act are replaced by the following:

(B) a municipality in Canada that is approved by that Minister or the designated person in respect of the gift,

(C) a municipal or public body performing a function of government in Canada that is approved by that Minister or the designated person in respect of the gift, or

(D) a registered charity (other than a private foundation) one of the main purposes of which is, in the opinion of that Minister, the conservation and protection of Canada’s environmental heritage, and that is approved by that Minister or the designated person in respect of the gift.

(3) The portion of paragraph 110.1(5)(b) of the Act before subparagraph (i) is replaced by the following:

(b) where the gift is a covenant or an easement to which land is subject or, in the case of land in the Province of Quebec, a real or personal servitude, the greater of

(4) Subsections (1) to (3) apply in respect of gifts made on or after Budget Day.

16 (1) The portion of paragraph (a) of the definition total ecological gifts in subsection 118.1(1) of the Act before subparagraph (i) is replaced by the following:

(a) of land (including a covenant or an easement to which land is subject or, in the case of land in the Province of Quebec, a personal servitude (the rights to which the land is subject and which has a term of not less than 100 years) or a real servitude)

(2) Subparagraphs (b)(i) and (ii) of the definition total ecological gifts in subsection 118.1(1) of the Act is replaced by the following:

(i) Her Majesty in right of Canada or of a province,

(i.1) a municipality in Canada, or a municipal or public body performing a function of government in Canada, that is approved by that Minister or the designated person in respect of the gift, or

(ii) a registered charity (other than a private foundation) one of the main purposes of which is, in the opinion of that Minister, the conservation and protection of Canada’s environmental heritage, and that is approved by that Minister or the designated person in respect of the gift, and

(3) Subsections (1) and (2) apply in respect of gifts made on or after Budget Day.

17 (1) Section 207.31 of the Act is replaced by the following:

Ecological gift — tax payable

207.31 (1) A charity, municipality in Canada or municipal or public body performing a function of government in Canada (each of which is referred to in this section as the recipient) shall, in respect of a property, pay a tax under this Part in respect of a taxation year if

(a) at any time in the year, the recipient

(i) disposes of the property, or

(ii) in the opinion of the Minister of the Environment, or a person designated by that Minister, changes the use of the property;

(b) the property is described in paragraph 110.1(1)(d) or in the definition total ecological gifts in subsection 118.1(1); and

(c) the disposition or change is made without the authorization of the Minister of the Environment or a person designated by that Minister.

Ecological gift — amount of tax

(2) The amount of tax to be paid under subsection (1) is equal to 50% of the amount that would be determined for the purposes of section 110.1 or 118.1, if this Act were read without reference to subsections 110.1(3) and 118.1(6), to be the fair market value of the property referred to in subsection (1) if the property were given to the recipient immediately before the disposition or change referred to in paragraph (1)(a).

(2) Subsection (1) applies in respect of dispositions made, and changes of use that occur, on or after Budget Day.

Public Transit Tax Credit

18 (1) The description of C in subsection 118.02(2) of the Act is replaced by the following:

C	is the total of all amounts each of which is the portion of the cost of an eligible public transit pass or of an eligible electronic payment card, attributable to the use of public commuter transit services in the taxation year and before July 2017 by the individual or by a person who is in the taxation year a qualifying relation of the individual, and

(2) Section 118.02 of the Act, as amended by subsection (1), is repealed.

(3) Subsection (1) applies to the 2017 taxation year.

(4) Subsection (2) applies to the 2018 and subsequent taxation years.

19 (1) Section 118.92 of the Act is replaced by the following:

Ordering of credits

118.92 In computing an individual’s tax payable under this Part, the following provisions shall be applied in the following order: subsections 118(1) and (2), section 118.7, subsections 118(3) and (10) and sections 118.01, 118.04, 118.041, 118.05, 118.06, 118.07, 118.3, 118.61, 118.5, 118.9, 118.8, 118.2, 118.1, 118.62 and 121.

(2) Subsection (1) applies to the 2018 and subsequent taxation years.

Allowances for Members of Legislative Assemblies and Certain Municipal Officers

20 (1) Subsections 81(2) and (3) of the Act are repealed.

(2) Subsection (1) comes into force on January 1, 2019.

Home Relocation Loans Deduction

21 (1) Subsection 80.4(4) of the Act is replaced by the following:

Interest on loans for home purchase or relocation

(4) For the purpose of computing the benefit under subsection (1) in a taxation year in respect of a home purchase loan or a home relocation loan, the amount of interest determined under paragraph (1)(a) shall not exceed the amount of interest that would have been determined thereunder if it had been computed at the prescribed rate in effect at the time the loan was received or the debt was incurred, as the case may be.

(2) Subsection (1) comes into force on January 1, 2018.

22 (1) Paragraph 110(1)(j) of the Act is repealed.

(2) Subsection 110(1.4) of the Act is repealed.

(3) Subsections (1) and (2) come into force on January 1, 2018.

23 (1) Paragraph (b) of the description of E in the definition non-capital loss in subsection 111(8) of the Act is replaced by the following:

(b) an amount deducted under paragraph (1)(b) or section 110.6, or deductible under any of paragraphs 110(1)(d) to (d.3), (f), (g) and (k), section 112 and subsections 113(1) and 138(6), in computing the taxpayer’s taxable income for the year, or

(2) Subsection (1) comes into force on January 1, 2018.

24 (1) Subparagraph 122.3(1)(e)(iii) of the Act is replaced by the following:

(iii) the total of all amounts each of which is an amount deducted under section 110.6 or paragraph 111(1)(b), or deductible under paragraph 110(1)(d.2), (d.3), (f) or (g), in computing the individual’s taxable income for the year.

(2) Subsection (1) comes into force on January 1, 2018.

25 (1) Subclause 126(1)(b)(ii)(A)(III) of the Act is replaced by the following:

(III) the total of all amounts each of which is an amount deducted under section 110.6 or paragraph 111(1)(b), or deductible under any of paragraphs 110(1)(d) to (d.3), (f) and (g) and sections 112 and 113, in computing the taxpayer’s taxable income for the year, and

(2) Subclause 126(2.1)(a)(ii)(A)(III) of the Act is replaced by the following:

(III) the total of all amounts each of which is an amount deducted under section 110.6 or paragraph 111(1)(b), or deductible under any of paragraphs 110(1)(d) to (d.3), (f) and (g) and sections 112 and 113, in computing the taxpayer’s taxable income for the year, and

(3) Subparagraph 126(3)(b)(iii) of the Act is replaced by the following:

(iii) the total of all amounts each of which is an amount deducted under section 110.6 or paragraph 111(1)(b), or deductible under any of paragraphs 110(1)(d) to (d.3), (f) and (g), in computing the taxpayer’s taxable income for the year,

(4) Subsections (1) to (3) come into force on January 1, 2018.

Anti-avoidance Rules for Registered Plans

26 (1) The portion of subsection 87(10) of the Act after paragraph (f) is replaced by the following:

the new share is deemed, for the purposes of subsection 116(6), the definitions qualified investment in subsections 146(1), 146.1(1), 146.3(1) and 146.4(1), in section 204 and in subsection 207.01(1), and the definition taxable Canadian property in subsection 248(1), to be listed on the exchange until the earliest time at which it is so redeemed, acquired or cancelled.

(2) Subsection (1) comes into force on the day after Budget Day.

27 (1) Paragraph 132.2(3)(h)of the Act is replaced by the following:

(h) where a share to which paragraph (g) applies would, if this Act were read without reference to this paragraph, cease to be a qualified investment (within the meaning assigned by subsection 146(1), 146.1(1), 146.3(1) or 146.4(1), section 204 or subsection 207.01(1)) as a consequence of the qualifying exchange, the share is deemed to be a qualified investment until the earlier of the day that is 60 days after the day that includes the transfer time and the time at which it is disposed of in accordance with paragraph (g);

(2) Subsection (1) comes into force on the day after Budget Day.

28 (1) Paragraph (b) of the definition education savings plan in subsection 146.1(1) of the Act is replaced by the following:

(b) a person (in this definition referred to as the promoter)

(2) Subsection 146.1(1) of the Act is amended by adding the following definition in alphabetical order:

promoter, of an arrangement, means the person described as the promoter in the definition education savings plan. (promoteur)

(3) Paragraphs 146.1(2.1)(a) and (b) of the Act are repealed.

(4) Subsection 146.1(5) of the Act is replaced by the following:

Trust not taxable

(5) No tax is payable under this Part by a trust that is governed by a RESP on its taxable income for a taxation year, except that, if at any time in the taxation year, it holds one or more properties that are not qualified investments for the trust, tax is payable under this Part by the trust on the amount that would be its taxable income for the taxation year if it had no income or losses from sources other than those properties, and no capital gains or capital losses other than from dispositions of those properties, and for that purpose,

(a) income includes dividends described in section 83;

(b) the trust’s taxable capital gain or allowable capital loss from the disposition of a property is equal to its capital gain or capital loss, as the case may be, from the disposition; and

(c) the trust’s income shall be computed without reference to subsection 104(6).

(5) Subsection 146.1(7) of the Act is replaced by the following:

Educational assistance payments

(7) There shall be included in computing an individual’s income for a taxation year the total of all educational assistance payments (other than an excluded amount) paid out of registered education savings plans to or for the individual in the year.

(6) Paragraph 146.1(7.1)(a) of the Act is replaced by the following:

(a) each accumulated income payment (other than an excluded amount or an accumulated income payment made under subsection (1.2)) received in the year by the taxpayer under a registered education savings plan; and

(7) Subsection 146.1(7.2) of the Act is replaced by the following:

Excluded amount

(7.2) An excluded amount in respect of a registered education savings plan is,

(a) for the purposes of subsection (7) and paragraph (7.1)(a), an amount in respect of which the subscriber pays a tax under Part XI.01, unless the tax is waived, cancelled or refunded; and

(b) for the purposes of paragraph (7.1)(b),

(i) any amount received under the plan,

(ii) any amount received in satisfaction of a right to a refund of payments under the plan, or

(iii) any amount received by a taxpayer under a decree, order or judgment of a competent tribunal, or under a written agreement, relating to a division of property between the taxpayer and the taxpayer’s spouse or common-law partner or former spouse or common-law partner in settlement of rights arising out of, or on the breakdown of, their marriage or common-law partnership.

(8) Subsections (1), (2) and (5) to (7) come into force on the day after Budget Day.

(9) Subsections (3) and (4) apply in respect of

(a) any investment acquired after Budget Day; and

(b) any investment acquired on or before Budget Day that ceases to be a qualified investment (as defined in subsection 146.1(1) of the Act) after Budget Day.

29 (1) The portion of paragraph (d) of the definition contribution in subsection 146.4(1) of the Act before subparagraph (i) is replaced by the following:

(d) other than for the purposes of paragraphs (4)(f) to (h) and (n),

(2) The portion of subparagraph (a)(i) of the definition disability savings plan in subsection 146.4(1) of the Act before clause (A) is replaced by the following:

(i) a corporation (in this definition referred to as the issuer)

(3) The description of A in the definition specified maximum amount in subsection 146.4(1) of the Act is replaced by the following:

A	is 10% of the fair market value of the property held by the plan trust at the beginning of the calendar year (other than annuity contracts held by the plan trust that, at the beginning of the calendar year, are not described in paragraph (b) of the definition qualified investment), and

(4) Subparagraph (i) of the description of B in the definition specified maximum amount in subsection 146.4(1) of the Act is replaced by the following:

(i) a periodic payment under an annuity contract held by the plan trust at the beginning of the calendar year (other than an annuity contract described at the beginning of the calendar year in paragraph (b) of the definition qualified investment) that is paid to the plan trust in the calendar year, or

(5) Subsection 146.4(1) of the Act is amended by adding the following in alphabetical order:

issuer, of an arrangement, means the person described as the issuer in the definition disability savings plan. (emetteur)

qualified investment, for a trust governed by a RDSP, means

(a) an investment that would be described by any of paragraphs (a) to (d), (f) and (g) of the definition qualified investment in section 204 if the reference in that definition to “a trust governed by a deferred profit sharing plan or revoked plan” were read as a reference to “a trust governed by a RDSP” and if that definition were read without reference to the words “with the exception of excluded property in relation to the trust”;

(b) a contract for an annuity issued by a licensed annuities provider where

(i) the trust is the only person who, disregarding any subsequent transfer of the contract by the trust, is or may become entitled to any annuity payments under the contract, and

(ii) the holder of the contract has a right to surrender the contract at any time for an amount that would, if reasonable sales and administration charges were ignored, approximate the value of funds that could otherwise be applied to fund future periodic payments under the contract;

(c) a contract for an annuity issued by a licensed annuities provider where

(i) annual or more frequent periodic payments are or may be made under the contract to the holder of the contract,

(ii) the trust is the only person who, disregarding any subsequent transfer of the contract by the trust, is or may become entitled to any annuity payments under the contract,

(iii) neither the time nor the amount of any payment under the contract may vary because of the length of any life, other than the life of the beneficiary under the plan,

(iv) the day on which the periodic payments began or are to begin is not later than the end of the later of

(A) the year in which the beneficiary under the plan attains the age of 60 years, and

(B) the year following the year in which the contract was acquired by the trust,

(v) the periodic payments are payable for the life of the beneficiary under the plan and either there is no guaranteed period under the contract or there is a guaranteed period that does not exceed 15 years,

(vi) the periodic payments

(A) are equal, or

(B) are not equal solely because of one or more adjustments that would, if the contract were an annuity under a retirement savings plan, be in accordance with subparagraphs 146(3)(b)(iii) to (v) or that arise because of a uniform reduction in the entitlement to the periodic payments as a consequence of a partial surrender of rights to the periodic payments, and

(vii) the contract requires that, in the event the plan must be terminated in accordance with paragraph (4)(p), any amounts that would otherwise be payable after the termination be commuted into a single payment; and

(d) a prescribed investment. (placement admissible)

(6) The description of A in paragraph 146.4(4)(1) of the Act is replaced by the following:

A is the fair market value of the property held by the plan trust at the beginning of the calendar year (other than annuity contracts held by the plan trust that, at the beginning of the calendar year, are not described in paragraph (b) of the definition qualified investments subsection (1)),

(7) Subparagraph (i) of the description of D in paragraph 146.4(4)(1) of the Act is replaced by the following:

(i) a periodic payment under an annuity contract held by the plan trust at the beginning of the calendar year (other than an annuity contract described at the beginning of the calendar year in paragraph (b) of the definition qualified investment in subsection (1)) that is paid to the plan trust in the calendar year, or

(8) The portion of paragraph 146.4(5)(b) of the Act before subparagraph (i) is replaced by the following:

(b) if the trust is not otherwise taxable under paragraph (a) on its taxable income for the year and, at any time in the year, it carries on one or more businesses or holds one or more properties that are not qualified investments for the trust, tax is payable under this Part by the trust on the amount that its taxable income for the year would be if it had no incomes or losses from sources other than those businesses and properties, and no capital gains or losses other than from dispositions of those properties, and for this purpose,

(9) The formula in subsection 146.4(7) of the Act is replaced by the following:

A x B/C + D

(10) Subsection 146.4(7) of the Act is amended by striking out “and” at the end of the description of B, by adding “and” at the end of the description C and by adding the following after the description of C:

D an amount in respect of which a holder of the plan pays a tax under Part XI.01, unless the tax is waived, cancelled or refunded.

(11) Subsection 146.4(13) of the Act is amended by adding “and” at the end of paragraph (c) and by repealing paragraph (d).

(12) Subsections (1) to (11) come into force on the day after Budget Day.

30 (1) Part XI of the Act is repealed.

(2) Subsection (1) applies to transactions and events occurring, income earned, capital gains accruing and investments acquired, after Budget Day.

31 (1) The heading of Part XI.01 of the Act is replaced by the following:

Taxes in Respect of Registered Plans

(2) Subsection (1) comes into force on the day after Budget Day.

32 (1) The portion of subsection 207.01(1) of the Act before the definition advantage is replaced by the following:

Definitions

207.01 (1) The following definitions and the definitions in subsections 146(1) (other than the definition benefit), 146.1(1), 146.2(1), 146.3(1) and 146.4(1) apply in this Part and Part XLIX of the Income Tax Regulations.

(2) The definition RRSP strip in subsection 207.01(1) of the Act is repealed.

(3) The definitions controlling individual, registered plan and transitional prohibited property in subsection 207.01(1) of the Act are replaced by the following:

controlling individual, of a registered plan, means

(a) the holder of a TFSA;

(b) a holder of a RDSP;

(c) a subscriber of a RESP; or

(d) the annuitant of a RRIF or RRSP. (particulier contrôlant)

registered plan means a RDSP, RESP, RRIF, RRSP or TFSA. (régime enregistré)

transitional prohibited property, at any time for a particular trust governed by a registered plan (other than a TFSA) of a controlling individual, means a property that is held by the particular trust at that time, that was held

(a) on March 22, 2011 by a trust governed by a RRIF or RRSP of the controlling individual and that was a prohibited investment for that trust on March 23, 2011 ;or

(b) on Budget Day by a trust governed by a RDSP or RESP of the controlling individual and that was a prohibited investment for that trust on the day after Budget Day. (bien transitoire interdit)

(4) Subparagraphs (a)(iii) and (iv) of the definition advantage in subsection 207.01(1) of the Act are replaced by the following:

(iii) a payment out of or under the registered plan in satisfaction of all or part of a beneficiary’s or controlling individual’s interest in the registered plan,

(iv) the payment or allocation of any amount to the registered plan by the issuer, carrier or promoter,

(iv.1) an amount paid under or because of the Canada Disability Savings Act, the Canada Education Savings Act or under a designated provincial program, and

(5) The portion of subparagraph (c)(ii) of the definition advantage before clause (A) in subsection 207.01(1) of the Act is replaced by the following:

(ii) in the case of a registered plan that is not a TFSA, an amount received by the controlling individual of the registered plan, or by a person who does not deal at arm’s length with the controlling individual (if it is reasonable to consider, having regard to all the circumstances, that the amount was paid in relation to, or would not have been paid but for, property held in connection with the registered plan) and the amount was paid as, on account or in lieu of, or in satisfaction of, a payment

(6) Paragraph (d) of the definition advantage in subsection 207.01(1) of the Act is replaced by the following:

(d) a registered plan strip in respect of the registered plan; and

(7) Paragraph (b) of the definition swap transaction in subsection 207.01(1) of the Act is replaced by the following:

(b) a payment into the registered plan that is

(i) a contribution, a premium or an amount transferred in accordance with paragraph 146.3(2)(f),

(ii) described in paragraph (a) or (b) of the definition contribution in subsection 146.1(1), or

(iii) described in any of paragraphs (a) to (d) of the definition contribution in subsection 146.4(1);

(8) Paragraph (d) of the definition swap transaction in subsection 207.01(1) of the Act is amended by striking out “or” at the end of subparagraph (i) and by adding the following after subparagraph (ii):

(iii) both registered plans are RDSPs, or

(iv) both registered plans are RESPs;

(9) The descriptions of A and B in the definition transitional prohibited investment benefit in subsection 207.01(1) of the Act are replaced by the following:

A	is the total of all amounts each of which is income (determined without reference to paragraph 82(1)(b)) earned, or a capital gain realized, in the taxation year by a trust governed by a registered plan (other than a TFSA) of the controlling individual that

(a) is reasonably attributable, directly or indirectly, to a property that is a prohibited investment, and a transitional prohibited property, for the trust,

(b) in the case of income, is earned after

(i) March 22, 2011, in respect of a RRIF or RRSP, or

(ii) Budget Day, in respect of a RDSP or RESP, and

(c) in the case of a capital gain, accrues after

(i) March 22, 2011, in respect of a RRIF or RRSP, or

(ii) Budget Day, in respect of a RDSP or RESP; and

B	is the total of all amounts each of which is a capital loss (determined without reference to subparagraph 40(2)(g)(i) and subsection 40(3.4)) realized in the taxation year by a trust governed by a registered plan (other than a TFSA) of the controlling individual that

(a) is reasonably attributable, directly or indirectly, to a property that is a prohibited investment, and a transitional prohibited property, for the trust, and

(b) accrues after

(i) March 22, 2011, in respect of a RRIF or RRSP, or

(ii) Budget Day, in respect of a RDSP or RESP.

(10) Subsection 207.01 (1) of the Act is amended by adding the following in alphabetical order:

registered plan strip, in respect of a registered plan that is not a TFSA, means the amount of a reduction in the fair market value of property held in connection with the registered plan, if the value is reduced as part of a transaction or event or a series of transactions or events one of the main purposes of which is to enable the controlling individual of the registered plan, or a person who does not deal at arm’s length with the controlling individual, to obtain a benefit in respect of property held in connection with the registered plan or to obtain a benefit as a result of the reduction, but does not include an amount that is

(a) included in the income of a person under section 146, 146.1, 146.3 or 146.4;

(b) an excluded withdrawal under section 146.01 or 146.02;

(c) described in subsection 146(16), 146.3(14.2) or 146.4(8);

(d) a distribution to a trust governed by a RESP under circumstances to which subparagraph 204.9(5)(c)(i) or (ii) applies;

(e) an accumulated income payment made to a RDSP under circumstances to which subsection 146.1(1.2) applies;

(f) a refund of payments under a RESP; or

(g) the non-taxable portion of a disability assistance payment made from a RDSP. (somme découlant d’un dépouillmement de régime enregistré)

(11) Subsection 207.01(5) of the Act is replaced by the following:

Obligation of issuer

(5) The issuer, carrier or promoter of a registered plan shall exercise the care, diligence and skill of a reasonably prudent person to minimize the possibility that a trust governed by the registered plan holds a non-qualified investment.

(12) Subsection 207.01(7) of the Act is replaced by the following:

Adjusted cost base

(7) For the purpose of computing the adjusted cost base to a trust governed by a registered plan (other than a TFSA) of a property that is a transitional prohibited property for the trust, the cost to the trust of the property until the property is disposed of by the trust is deemed to be equal to the fair market value of the property,

(a) in the case of a RRIF or RRSP, at the end of March 22, 2011; and

(b) in the case of a RDSP or RESP, at the end of Budget Day.

(13) Paragraph 207.01(8)(a) of the Act is replaced by the following:

(a) the property would, in the absence of subsection (9), have ceased at any time (in this subsection and subsection (9) referred to as the relevant time) to be a prohibited investment for a trust governed by a registered plan (other than a TFSA) of a controlling individual;

(14) Paragraph 207.01(8)(c) of the Act is replaced by the following:

(c) the controlling individual elected under subsection 207.05(4) or (5); and

(15) Subsection 207.01(9) of the Act is replaced by the following:

Prohibited investment status

(9) If this subsection applies in respect of a property, the property is deemed to be a prohibited investment at and after the relevant time for every trust governed by a registered plan (other than a TFSA) of the controlling individual referred to in paragraph (8)(a).

(16) Paragraph 207.01(12)(a) of the Act is replaced by the following:

(a) the property is acquired at any time (in this subsection and subsection (13) referred to as the exchange time) by a trust (in this section and subsection (13) referred to as the exchanging trust) governed by a registered plan (other than a TFSA) of a controlling individual in exchange for another property (in this subsection referred to as the exchanged property) in a transaction to which any of section 51, subsection 85(1) and sections 85.1, 86 and 87 apply;

(17) Paragraph 207.01(12)(d) of the Act is replaced by the following:

(d) the controlling individual elected under subsection 207.05(4) or (5).

(18) Paragraphs 207.01(13)(a) and (b) of the Act are replaced by the following:

(a) other than for the purposes of subsection (7), the property is deemed to be, at and after the exchange time, a property,

(i) in the case of a trust governed by a RRIF or RRSP, that was

(A) held on March 22, 2011 by a trust governed by a RRIF or RRSP of the controlling individual referred to in subsection (12), and

(B) a prohibited investment for the trust on March 23, 2011, and

(ii) in the case of a trust governed by a RDSP or RESP, that was

(A) held on Budget Day by a trust governed by a RDSP or RESP of the controlling individual referred to in subsection (12), and

(B) a prohibited investment for the trust on the day after Budget Day; and

(b) if the property would, in the absence of this paragraph, not be a prohibited investment for the exchanging trust immediately after the exchange time, the property is deemed to be a prohibited investment at and after the exchange time for every trust governed by a registered plan (other than a TFSA) of the controlling individual.

(19) Subsections (1) to (10) apply to transactions and events occurring, income earned, capital gains accruing and investments acquired after Budget Day, except that the definition swap transaction in subsection 207.01(1) of the Act, as amended by subsections (7) and (8), apply

(a) after 2021 in relation to a swap transaction undertaken to remove a property from a RDSP or RE- SP if it is reasonable to conclude that tax would be payable under Part XI.01 of the Act if

(i) that Part were read without reference to subsection 207.05(5) of the Act, and

(ii) the property were retained in the RDSP or RESP; and

(b) in any other case, after June 2017.

(20) Subsections (11) to (18) come into force on the day after Budget Day.

33 (1) Subsection 207.04(3) of the Act is replaced by the following:

Both prohibited and non-qualified investment

(3) For the purposes of this section and subsections 146(10.1), 146.1(5), 146.2(6), 146.3(9), 146.4(5) and 207.01(6), if a trust governed by a registered plan holds property at any time that is, for the trust, both a prohibited investment and a non-qualified investment, the property is deemed at that time not to be a non-qualified investment, but remains a prohibited investment, for the trust.

(2) Section 207.04 of the Act is amended by adding the following after subsection (4):

Apportionment of refund

(5) If more than one person is entitled to a refund under subsection (4) for a calendar year in respect of the disposition of a property, the total of all amounts so refundable shall not exceed the amount that would be so refundable for the year to any one of those persons in respect of that disposition if that person were the only person entitled to a refund for the year under that subsection in respect of the disposition. If the persons cannot agree as to what portion of the refund each can so claim, the Minister may fix the portions.

Liability for tax

(6) Each person who is a holder of a RDSP or a subscriber of a RESP at the time that a tax is imposed under subsection (1) in connection with the plan is jointly and severally, or solidarity, liable to pay the tax.

(3) Subsections (1) and (2) come into force on the day after Budget Day.

34 (1) Paragraph 207.05(2)(c)of the Act is replaced by the following:

(c) in the case of a registered plan strip, the amount of the registered plan strip.

(2) Subsection 207.05(3) of the Act is replaced by the following:

Liability for tax

(3) Each controlling individual of a registered plan in connection with which a tax is imposed under subsection (1) is jointly and severally, or solidarity, liable to pay the tax except that, if the advantage is extended by the issuer, carrier or promoter of the registered plan or by a person with whom the issuer, carrier or promoter is not dealing at arm’s length, the issuer, carrier or promoter, and not the controlling individual, is liable to pay the tax.

(3) Section 207.05(4) of the Act is replaced by the following:

Transitional rule – RRIF or RRSP

(4) If an individual so elects before March 2, 2013 in prescribed form, subsection (1) does not apply in respect of any advantage that is an amount included in the calculation of the transitional prohibited investment benefit of the individual for a taxation year provided that each portion of the transitional prohibited investment benefit that is attributable to a RRIF or RRSP

(a) is paid to the individual, from a RRIF or RRSP of the individual, on or before the later of April 2,2013 and the day that is 90 days after the end of the taxation year; and

(b) is not paid by way of transfer to another RRIF or RRSP of the individual.

Transitional rule – RDSP or RESP

(5) If an individual so elects before April 2, 2018 in prescribed form, subsection (1) does not apply in respect of any advantage that is an amount included in the calculation of the transitional prohibited investment benefit of the individual for a taxation year provided that each portion of the transitional prohibited investment benefit that is attributable to a RDSP or RESP

(a) is paid to the individual, from the RDSP or RESP of the individual, on or before the day that is 90 days after the end of the taxation year; and

(b) is not paid by way of transfer to another RDSP or RESP of the individual.

(4) Subsections (1) to (3) come into force on the day after Budget Day.

35 (1) Section 207.07 of the Act is amended by adding the following after subsection (1):

Multiple holders or subscribers

(1.1) If two or more holders of a RDSP, or two or more subscribers of a RESP, are jointly and severally, or solidarity, liable with each other to pay a tax under this Part for a calendar year in connection with the plan,

(a) a payment by any of the holders, or any of the subscribers, on account of that tax liability shall to the extent of the payment discharge the joint liability; and

(b) a return filed by one of the holders, or one of the subscribers, as required by this Part for the year is deemed to have been filed by each other holder, or each other subscriber, in respect of the joint liability to which the return relates.

(2) Subsection (1) comes into force on the day after Budget Day.

36 (1) Subsection 207.1(3) of the Act is repealed.

(2) Subsection (1) applies in respect of

(a) any investment acquired after Budget Day; and

(b) any investment acquired on or before Budget Day that ceases to be a qualified investment (as defined in subsection 146.1(1) of the Act) after Budget Day.

37 (1) The definition designated provisions in subsection 259(5) of the Act is replaced by the following:

designated provisions means sections 146 and 146.1 to 146.4 and Parts X, XI.01 and XI.1, as they apply in respect of investments that are not qualified investments for a trust, and Part X.2;

(2) Subsection (1) comes into force on the day after Budget Day.

38 (1) Subsection 221 (2) of the Income Tax Regulations is replaced by the following:

(2) Where in any taxation year a reporting person (other than a registered investment) claims that a share of its capital stock issued by it, or an interest as a beneficiary under it, is a qualified investment under section 146, 146.1, 146.3, 146.4, 204, or 207.01 of the Act, the reporting person shall, in respect of the year and within 90 days after the end of the year, make an information return in prescribed form.

(2) Subsection (1) comes into force on the day after Budget Day.

39 (1) The Income Tax Regulations are amended by adding the following after section 221:

222 The issuer of a RDSP, or the promoter of a RESP, that governs a trust shall notify the holders of the RDSP, or subscribers of the RESP, in prescribed form and manner before March of a calendar year if, at any time during the preceding calendar year,

(a) the trust acquires or disposes of property that is a not a qualified investment for the trust; or

(b) property held by the trust becomes or ceases to be a qualified investment for the trust.

(2) Subsection (1) comes into force on the day after Budget Day.

40 (1) The portion of subsection 4900(1) of the Income Tax Regulations before paragraph (a) is replaced by the following:

4900 (1) For the purposes of paragraph (d) of the definition qualified investment in subsection 146(1) of the Act, paragraph (e) of the definition qualified investment in subsection 146.1(1) of the Act, paragraph (c) of the definition qualified investment in subsection 146.3(1) of the Act, paragraph (d) of the definition qualified investment in subsection 146.4(1) of the Act, paragraph (h) of the definition qualified investment in section 204 of the Act and paragraph (c) of the definition qualified investment in subsection 207.01(1) of the Act, each of the following investments is prescribed as a qualified investment for a plan trust at a particular time if at that time it is

(2) The portion of paragraph 4900(l)(g) of the Income Tax Regulations before subparagraph (i) is replaced by the following:

(g) a bond, debenture, note or similar obligation (in this paragraph referred to as the obligation) issued by, or a deposit with, a credit union that has not at any time during the calendar year in which the particular time occurs granted any benefit or privilege to a person who is a connected person under the governing plan of the plan trust, as a result of the ownership by

(3) Subsection 4900(5) of the Income Tax Regulations is replaced by the following:

(5) For the purposes of paragraph (e) of the definition qualified investment in subsection 146.1(1) of the Act, paragraph (d) of the definition qualified investment in subsection 146.4(1) of the Act and paragraph (c) of the definition qualified investment in subsection 207.01 (1) of the Act, a property is prescribed as a qualified investment for a trust governed by a registered disability savings plan, a registered education savings plan or a TFSA at any time if at that time the property is an interest in a trust or a share of the capital stock of a corporation that was a registered investment for a trust governed by a registered retirement savings plan during the calendar year in which that time occurs or during the preceding year.

(4) The portion of subsection 4900(6) of the Income Tax Regulations before paragraph (b) is replaced by the following:

(6) Subject to subsection (9), for the purposes of paragraph (d) of the definition qualified investment in subsection 146(1) of the Act, paragraph (e) of the definition qualified investment in subsection 146.1(1) of the Act and paragraph (c) of the definition qualified investment in subsection 146.3(1) of the Act, a property is prescribed as a qualified investment for a trust governed by a registered retirement savings plan, a registered education savings plan and a registered retirement income fund at any time if at that time the property is not a prohibited investment for the trust and is

(a) a share of the capital stock of an eligible corporation (as defined in subsection 5100(1));

(5) Subsections 4900(8), (12) and (13) of the Income Tax Regulations are repealed.

(6) The portion of subsection 4900(14) of the Income Tax Regulations before paragraph (a) is replaced by the following:

(14) For the purposes of paragraph (d) of the definition qualified investment in subsection 146(1) of the Act, paragraph (e) of the definition qualified investments subsection 146.1(1) of the Act, paragraph (c) of the definition qualified investment in subsection 146.3(1) of the Act and paragraph (c) of the definition qualified investment in subsection 207.01(1) of the Act, a property is prescribed as a qualified investment for a trust governed by a RESP, RRIF, RRSP or TFSA at any time if, at the time the property was acquired by the trust, the property

(7) The portion of subsection 4900(15) of the Income Tax Regulations before paragraph (a) is replaced by the following:

(15) For the purposes of the definition prohibited investment in subsection 207.01(1) of the Act, property that is a qualified investment for a trust governed by a RESP, RRIF, RRSP or TFSA solely because of subsection (14) is prescribed property for the trust at any time if, at that time, the property is not described in any of subparagraphs (14)(a)(i) to (iii).

(8) Subsections (1) and (3) come into force on the day after Budget Day.

(9) Subsections (2) and (4) to (7) apply in respect of

(a) any investment acquired after Budget Day; and

(b) any investment acquired on or before Budget Day that ceases to be a qualified investment (as defined in subsection 146.1(1) of the Act) after Budget Day.

Investment Fund Mergers

41 (1) The definition qualifying exchange in subsection 132.2(1) of the Act is replaced by the following:

qualifying exchange means a transfer at any time (in this section referred to as the transfer time) if

(a) the transfer is a transfer of all or substantially all of the property of

(i) a mutual fund corporation (other than a SIFT wind-up corporation) to one or more mutual fund trusts, or

(ii) a mutual fund trust to a mutual fund trust;

(b) all or substantially all of the shares issued by the mutual fund corporation referred to in subparagraph (a)(i) or the first mutual fund trust referred to in subparagraph (a)(ii) (in this section referred to as the transferor) and outstanding immediately before the transfer time are within 60 days after the transfer time disposed of to the transferor;

(c) no person disposing of shares of the transferor to the transferor within that 60-day period (otherwise than pursuant to the exercise of a statutory right of dissent) receives any consideration for the shares other than units of one or more mutual fund trusts referred to in subparagraph (a)(i) or the second mutual fund trust referred to in subparagraph (a)(ii) (in this section referred to as a transferee and, together with the transferor, as the funds);

(d) if property of the transferor has been transferred to more than one transferee,

(i) all shares of each class of shares, that is recognized under securities legislation as or as part of an investment fund, of the transferor are disposed of to the transferor within 60 days after the transfer time, and

(ii) the units received in consideration for a particular share of a class of shares, that is recognized under securities legislation as or as part of an investment fund, of the transferor are units of the transferee that received all or substantially all of the assets that were allocated to that investment fund immediately before the transfer time; and

(e) the funds jointly so elect, by filing a prescribed form with the Minister on or before the election’s due date. (échange admissible)

(2) The portion of paragraph 132.2(3)(a) of the Act before subparagraph (i) is replaced by the following:

(a) each property of a fund, other than property disposed of by the transferor to a transferee at the transfer time and depreciable property, is deemed to have been disposed of, and to have been reacquired by the fund, at the first intervening time, for an amount equal to the lesser of

(3) The portion of paragraph 132.2(3)(e) of the Act before subparagraph (i) is replaced by the following:

(e) except as provided in paragraph (m), the transferor’s cost of any particular property received by the transferor from a transferee as consideration for the disposition of the property is deemed to be

(4) Paragraph 132.2(3)(f) of the Act is replaced by the following:

(f) the transferor’s proceeds of disposition of any units of a transferee that were disposed of by the transferor at any particular time that is within 60 days after the transfer time in exchange for shares of the transferor, are deemed to be equal to the cost amount of the units to the transferor immediately before the particular time;

(5) The portion of paragraph 132.2(3)(g) of the Act before subparagraph (i) is replaced by the following:

(g) if, at any particular time that is within 60 days after the transfer time, a taxpayer disposes of shares of the transferor to the transferor in exchange for units of a transferee

(6) The portion of subparagraph 132.2(3)(g)(vi) of the Act before clause (A) is replaced by the following:

(vi) if the taxpayer is at the particular time affiliated with the transferor or the transferee,

(7) Paragraphs 132.2(3)(i) and (j) of the Act are replaced by the following:

(i) there shall be added to the amount determined under the description of A in the definition refundable capital gains tax on hand in subsection 132(4) in respect of a transferee for its taxation years that begin after the transfer time the amount determined by the formula

(A – B) x C/D

where

A	is the transferor’s refundable capital gains tax on hand (within the meaning assigned by subsection 131(6) or 132(4), as the case may be) at the end of its taxation year that includes the transfer time,

B	is the transferor’s capital gains refund (within the meaning assigned by paragraph 131(2)(a) or 132(1)(a), as the case may be) for that year,

C	is the total fair market value of property received, net of liabilities assumed, by the transferee from the transferor on the qualifying exchange, and

D	is the total fair market value of property received, net of liabilities assumed, by all transferees from the transferor on the qualifying exchange;

(j) no amount in respect of a non-capital loss, net capital loss, restricted farm loss, farm loss or limited partnership loss of a fund for a taxation year that began before the transfer time is deductible in computing the taxable income of any of the funds for a taxation year that begins after the transfer time;

(8) Subparagraph 132.2(3)(m)(ii) of the Act is replaced by the following:

(ii) a transferee is deemed not to have acquired any property that was transferred to it on the qualifying exchange; and

(9) Paragraph 132.2(3)(n) of the Act is replaced by the following:

(n) except as provided in subparagraph (l)(i), the transferor is, notwithstanding subsections 131(8) and (8.01) and 132(6), deemed to be neither a mutual fund corporation nor a mutual fund trust for taxation years that begin after the transfer time.

(10) Clause 132.2(4)(b)(ii)(B) of the Act is replaced by the following:

(B) the amount that the transferor and the transferee agree on in respect of the property in their election, and

(11) Clause 132.2(5)(c)(ii)(B) of the Act is replaced by the following:

(B) the amount that the transferor and the transferee agree on in respect of the property in their election, and

(12) Subsection 132.2(7) of the Act is replaced by the following:

Amendment or Revocation of Election

(7) The Minister may, on joint application by the funds on or before the due date of an election referred to in paragraph (e) of the definition qualifying exchange in subsection (1), grant permission to amend or revoke the election.

(13) Subsections (1) to (12) apply in respect of transfers that occur on or after Budget Day.

42 (1) The portion of paragraph 138.1(1)(a) of the Act before subparagraph (i) is replaced by the following:

(a) a trust (in this section and section 138.2 referred to as the related segregated fund trust) is deemed to be created at the time that is the later of

(2) Paragraph 138.1(1)(f) of the Act is replaced by the following:

(f) the taxable income of the related segregated fund trust is deemed for the purposes of subsections 104(6), (13) and (24) to be an amount that has become payable in the year to the beneficiaries under the segregated fund trust and the amount therefor in respect of any particular beneficiary is equal to the amount determined by reference to the terms and conditions of the segregated fund policy;

(3) Subsections (1) and (2) apply to taxation years that begin after 2017.

43 (1) Section 138.1 of the Act is amended by adding the following after subsection (2):

Transition — pre-2018 non-capital losses

(2.1) For the purpose of determining the taxable income of a related segregated fund trust for a taxation year that begins after 2017, the non-capital losses of the related segregated fund trust that arise in a taxation year that begins before 2018 are deemed to be nil.

44 (1) The Act is amended by adding the following after section 138.1:

Qualifying transfer of funds

138.2 (1) For the purposes of this section, a qualifying transfer occurs at a particular time (in this section referred to as the transfer time) if

(a) all of the property that, immediately before the transfer time, was property of a related segregated fund trust has become, at the transfer time, the property of another related segregated fund trust (in this section referred to as the transferor and transferee, respectively, and collectively as the funds);

(b) every person that had an interest in the transferor immediately before the transfer time (in this section referred to as a beneficiary) has ceased to be a beneficiary of the transferor at the transfer time and has received no consideration for the interest other than an interest in the transferee;

(c) the trustee of the funds is a resident of Canada; and

(d) the trustee of the funds so elects, by filing a prescribed form with the Minister on or before the election’s due date.

General

(2) If there has been a qualifying transfer,

(a) the last taxation years of the funds that began before the transfer time are deemed to have ended at the transfer time and the next taxation year of the transferee is deemed to have begun immediately after the transfer time;

(b) no amount in respect of a non-capital loss, net capital loss, restricted farm loss, farm loss or limited partnership loss of a fund for a taxation year that began before the transfer time is deductible in computing the taxable income of the funds for a taxation year that begins after the transfer time;

(c) each beneficiary’s interest in the transferor is deemed to have been disposed of at the transfer time for proceeds of disposition equal to the cost amount to the beneficiary of that interest immediately before the transfer time;

(d) any amount determined under subsection 138.1(6) in respect of a policyholder’s interest in the transferor is deemed

(i) to have been charged, transferred or paid in respect of the policyholder’s interest in the transferee that is acquired on the qualifying transfer, and

(ii) to not have been charged, transferred or paid in respect of the policyholder’s interest in the transferor; and

(e) subsections 138.1(4) and (5) do not apply in respect of any disposition of an interest in the transferor arising on the qualifying transfer.

Transferor – capital gains and losses

(3) In respect of a qualifying transfer, each property of the transferor held immediately before the transfer time is deemed to have been disposed of by the transferor immediately before the transfer time for proceeds of disposition, and to have been acquired by the transferee at the transfer time for a cost, equal to the lesser of

(a) the fair market value of the property immediately before the transfer time; and

(b) the greater of

(i) the cost amount of the property to the transferor immediately before the transfer time, and

(ii) the amount that is designated in respect of the property in the election in respect of the qualifying transfer.

Transferee – capital gains and losses

(4) In respect of a qualifying transfer, each property of the transferee held immediately before the transfer time is deemed to have been disposed of by the transferee immediately before the transfer time for proceeds of disposition, and to have been reacquired by the transferee at the transfer time for a cost, equal to the lesser of

(a) the fair market value of the property immediately before the transfer time; and

(b) the greater of

(i) the cost amount of the property to the transferee immediately before the transfer time, and

(ii) the amount that is designated in respect of the property in the election in respect of the qualifying transfer.

Loss limitation

(5) Subsection 138.1(3) does not apply to capital losses of a fund from the disposition of property on a qualifying transfer under subsection (3) or (4) to the extent that the amount of such capital losses exceeds the amount of capital gains of the fund from the disposition of property on the qualifying transfer under subsection (3) or (4), as the case may be.

Due date

(6) The due date of an election referred to in paragraph (1)(d) is the later of

(a) the day that is six months after the day that includes the transfer time; and

(b) a day that the Minister may specify.

(2) Subsection (1) comes into force on January 1, 2018.

45 This Act is further amended by making other consequential amendments as a result of sections 42 to 44.

Clean Energy Generation Equipment: Geothermal Energy

46 (1) Clause 1104(17)(a)(ii)(A) of the Income Tax Regulations is replaced by the following:

(A) any of subparagraphs (d) (vii) to (ix), (xi), (xiii), (xiv), (xvi) and (xvii) of Class 43.1, or

(2) Subsection (1) applies in respect of property acquired for use on or after Budget Day that has not been used or acquired for use before Budget Day.

47 (1) Paragraph 1219(1)(f) of the Income Tax Regulations is replaced by the following:

(f) for the drilling or completion of a well for the project, other than

(i) a well that is, or can reasonably be expected to be, used for the installation of underground piping that is included in paragraph (d) of Class 43.1 or paragraph (b) of Class 43.2 in Schedule II, or

(ii) a well referred to in paragraph (h);

(2) Subsection 1219(1) of the Income Tax Regulations is amended by adding “or” at the end of paragraph (g) and by adding the following after that paragraph:

(h) if at least 50% of the depreciable property to be used in the project, determined by reference to its capital cost, is described in subparagraph (d)(vii) of Class 43.1,

(i) for the drilling of a well, or

(ii) solely for the purpose of determining the extent and quality of a geothermal resource.

(3) Section 1219 of the Income Tax Regulations is amended by adding the following after subsection (4):

(5) A Canadian renewable and conservation expense does not include an expense incurred by a taxpayer at any time that is in respect of a geothermal project

(a) that at that time is described in paragraph (1)(h); and

(b) in respect of which the taxpayer is not at that time in compliance with the requirements of all environmental laws, by-laws and regulations of

(i) Canada,

(ii) a province or a municipality in Canada, or

(iii) a municipal or public body performing a function of government in Canada.

(4) Subsections (1) to (3) apply in respect of expenses incurred on or after Budget Day.

48 (1) Subparagraph (d)(vii) of Class 43.1 of Schedule II to the Income Tax Regulations is replaced by the following:

(vii) equipment used by the taxpayer, or by a lessee of the taxpayer, primarily for the purpose of generating electrical energy or heat energy, or both electrical and heat energy, solely from geothermal energy, including such equipment that consists of piping (including above or below ground piping and the cost of completing a well (including the wellhead and production string), or trenching, for the purpose of installing that piping), pumps, heat exchangers, steam separators, electrical generating equipment and ancillary equipment used to collect the geothermal heat, but not including buildings, distribution equipment, equipment used to heat water for use in a swimming pool, equipment described in subclause (i)(A)(II), property otherwise included in Class 10 and property that would be included in Class 17 if that Class were read without reference to its paragraph (a. 1),

(2) Clause (B) of subparagraph (d)(xv) of Class 43.1 of Schedule II to the Income Tax Regulations is replaced by the following:

(B) is part of a district energy system that uses thermal energy that is primarily supplied by equipment that is described in subparagraphs (i), (iv), (vii) or (ix) or would be described in those subparagraphs if owned by the taxpayer, and

(3) Subsections (1) and (2) apply in respect of property acquired for use on or after Budget Day that has not been used or acquired for use before Budget Day.

Canadian Exploration Expense: Oil and Gas Discovery Wells

49 Subparagraph (d)(i) of the definition Canadian exploration expense in subsection 66.1(6) of the Act is amended by striking out “and” at the end of clause (A), by adding “and” at the end of clause (B) and by adding the following after clause (B):

(C) the expense is incurred

(I) before 2021 (excluding an expense that is deemed by subsection 66(12.66) to have been incurred on December 31, 2020), if the expense is incurred in connection with an obligation that was committed to in writing (including a commitment to a government under the terms of a license or permit) by the taxpayer before Budget Day, or

(II) before 2019 (excluding an expense that is deemed by subsection 66(12.66) to have been incurred on the December 31,2018), in any other case,

Reclassification of Expenses Renounced to Flow-Through Share Investors

50 (1) Paragraph 66(12.601)(b) of the Act is replaced by the following:

(b) during the period beginning on the particular day the agreement was entered into and ending on the earlier of December 31, 2018 and the day that is 24 months after the end of the month that included that particular day, the corporation incurred Canadian development expenses (excluding expenses that are deemed by subsection (12.66) to have been incurred on December 31,2018) described in paragraph (a) or (b) of the definition Canadian development expense in subsection 66.2(5) or that would be described in paragraph (f) of that definition if the words “paragraphs (a) to (e)” in that paragraph were read as “paragraphs (a) and (b)”,

(2) Subsection (1) comes into force on Royal Assent except that, in its application in respect of agreements entered into after 2016 and before Budget Day, paragraph 66(12.601)(b) of the Act, as enacted by subsection (1), is to be read without reference to the phrase “the earlier of December 31, 2018 and”.

Meaning of Factual Control

51 (1) Section 256 of the Act is amended by adding the following after subsection (5.1):

Factual control — Interpretation

(5.11) For the purposes of this Act, the determination of whether a taxpayer has, in respect of a corporation, any direct or indirect influence that, if exercised, would result in control in fact of the corporation

(a) shall take into consideration all factors that are relevant in the circumstances; and

(b) shall not be limited to, and the relevant factors to be considered in making the determination need not include, whether the taxpayer has a legally enforceable right or ability to effect a change in the board of directors of the corporation, or the board’s powers, or to exercise influence over the shareholder or shareholders who have that right or ability.

(2) Subsection (1) applies to taxation years that begin on or after Budget Day.

Timing of Recognition of Gains and Losses on Derivatives

52 (1) The Act is amended by adding the following after section 10:

Mark-to-market election

10.1 (1) Subsection (3) applies to a taxpayer in respect of a taxation year and subsequent taxation years if the taxpayer elects to have subsection (3) apply to the taxpayer and has filed that election in prescribed form on or before its filing-due date for the taxation year.

Revocation

(2) A taxpayer may revoke its election under subsection (1) with the concurrence of the Minister and on such terms and conditions as are specified by the Minister. The revocation applies to each taxation year of the taxpayer that begins after the day on which the taxpayer is notified in writing that the Minister concurs with the revocation.

Application

(3) If this subsection applies to a taxpayer in respect of a taxation year,

(a) if the taxpayer is a financial institution (as defined in subsection 142.2(1)) in the taxation year, each eligible derivative held by the taxpayer at any time in the taxation year is, for the purpose of applying the provisions of this Act and with such modifications as the context requires, deemed to be mark-to-market property (as defined in subsection 142.2(1)) of the taxpayer for the taxation year; and

(b) in any other case, subsection (5) applies to the taxpayer in respect of each eligible derivative held by the taxpayer at the end of the taxation year.

Eligible derivative

(4) For the purposes of this section, an eligible derivative, of a taxpayer for a taxation year, means a swap agreement, a forward purchase or sale agreement, a forward rate agreement, a futures agreement, an option agreement or a similar agreement if

(a) the agreement is not a capital property, a Canadian resource property, a foreign resource property or an obligation on account of capital of the taxpayer;

(b) either

(i) the taxpayer has produced audited financial statements prepared in accordance with generally accepted accounting principles in respect of the taxation year, or

(ii) the agreement has a readily ascertainable fair market value; and

(c) where the agreement is held by a financial institution (as defined in subsection 142.2(1)), the agreement is not a tracking property (as defined in subsection 142.2(1)), other than an excluded property (as defined in subsection 142.2(1)), of the financial institution.

Deemed disposition

(5) If this subsection applies to a taxpayer in respect of each eligible derivative held by the taxpayer at the end of a taxation year, for each eligible derivative held by the taxpayer at the end of the taxation year, the taxpayer is deemed

(a) to have disposed of the eligible derivative immediately before the end of the year and received proceeds or paid an amount, as the case may be, equal to its fair market value at the time of disposition; and

(b) to have reacquired, or reissued or renewed, the eligible derivative at the end of the year at an amount equal to the proceeds or the amount, as the case may be, determined under paragraph (a).

Election year — gains and losses

(6) If a taxpayer holds, at the beginning of its first taxation year in respect of which an election referred to in subsection (1) applies (in this subsection referred to as the election year), an eligible derivative and, in the taxation year immediately preceding the election year, the taxpayer did not compute its profit or loss in respect of that eligible derivative in accordance with a method of profit computation that produces a substantially similar effect to subsection (5), then

(a) the tax payer is deemed

(i) to have disposed of the eligible derivative immediately before the beginning of the election year and received proceeds or paid an amount, as the case may be, equal to its fair market value at that time, and

(ii) to have reacquired, or reissued or renewed, the eligible derivative at the start of the year at an amount equal to the proceeds or the amount, as the case may be, determined under subparagraph (i);

(b) the profit or loss that would arise (determined without reference to this paragraph) on the deemed disposition in subparagraph (a)(i)

(i) is deemed not to arise in the taxation year immediately preceding the election year, and

(ii) is deemed to arise in the taxation year in which the taxpayer disposes of the eligible derivative (otherwise than because of paragraph (5)(a)); and

(c) for the purpose of applying subsection 18(15) in respect of the disposition of the eligible derivative referred to in subparagraph (b)(ii), the profit or loss deemed to arise because of that subparagraph is included in determining the amount of the transferor’s loss, if any, from the disposition.

Default realization method

(7) If subsection (3) does not apply to a taxpayer referred to in paragraph (3)(b) in respect of a taxation year, a method of profit computation that produces a substantially similar effect to subsection (5) shall not be used for the purpose of computing the taxpayer’s income from a business or property in respect of a swap agreement, a forward purchase or sale agreement, a forward rate agreement, a futures agreement, an option agreement or a similar agreement for the taxation year.

Interpretation

(8) For the purposes of subsections (5) and (6), if an agreement that is an eligible derivative of a taxpayer is not a property of the taxpayer, the taxpayer is deemed

(a) to hold the eligible derivative at any time while the taxpayer is a party to the agreement; and

(b) to have disposed of the eligible derivative when it is settled or extinguished in respect of the taxpayer.

(2) Subsections (1) applies to taxation years that begin on or after Budget Day.

53 (1) Paragraph 18(14)(c) of the Act is replaced by the following:

(c) the disposition is not a disposition that is deemed to have occurred by subsection 10.1(5) or (6), section 70, subsection 104(4), section 128.1, paragraph 132.2(3)(a) or (c) or subsection 138(11.3) or 149(10);

(2) Subsection (1) applies to taxation years that begin on or after Budget Day.

54 (1) Section 85 of the Act is amended by adding the following after subsection (1.11):

Eligible derivatives

(1.12) Notwithstanding subsection (1.1), an eligible derivative (as defined in subsection 10.1(4)) of a taxpayer to which subsection 10.1(5) applies is not an eligible property of the taxpayer in respect of a disposition by the taxpayer to a corporation.

(2) The portion of paragraph 85(2)(a) of the Act before subparagraph (i) is replaced by the following:

(a) a partnership has disposed, to a taxable Canadian corporation for consideration that includes shares of the corporation’s capital stock, of any partnership property (other than an eligible derivative, as defined in subsection 10.1(4), of the partnership if subsection 10.1(5) applies to the partnership) that was

(3) Subsections (1) and (2) apply to taxation years that begin on or after Budget Day.

55 (1) Subsection 87(2) of the Act is amended by adding the following after paragraph (e.4):

(e.41) if subsection 10.1(5) applied to a predecessor corporation in its last taxation year, each eligible derivative (as defined in subsection 10.1(4)) of the predecessor corporation immediately before the end of its last taxation year is deemed to have been reacquired, or reissued or renewed, as the case may be, by the new corporation at its fair market value immediately before the amalgamation;

(e.42) for the purposes of subsection 10.1(6), the new corporation is deemed to be the same corporation as, and a continuation of, each predecessor corporation;

(2) Subsection (1) applies to taxation years that begin on or after Budget Day.

56 (1) Subsection 88(1) of the Act is amended by adding the following after paragraph (i):

(i.1) for the purposes of subsection 10.1(5), the subsidiary’s taxation year in which an eligible derivative (as defined in subsection 10.1(4)) was distributed to, or assumed by, the parent on the winding-up is deemed to have ended immediately before the time when the eligible derivative was distributed or assumed;

(2) The portion of paragraph 88(1)(e.2) of the Act before subparagraph (i) is replaced by the following:

(e.2) paragraphs 87(2)(c), (d.1), (e.1), (e.3), (e.42), (g) to (l), (l.21) to (u), (x), (z.1), (z.2), (aa), (cc), (ll), (nn), (pp), (rr) and (tt) to (ww), subsection 87(6) and, subject to section 78, subsection 87(7) apply to the winding-up as if the references in those provisions to

(3) Subsections (1) and (2) apply to taxation years that begin on or after Budget Day.

57 (1) The portion of subsection 97(2) of the Act before paragraph (a) is replaced by the following:

(2) Notwithstanding any other provision of this Act other than subsections (3) and 13(21.2), where a taxpayer at any time disposes of any property (other than an eligible derivative, as defined in subsection 10.1(4), of the taxpayer if subsection 10.1(5) applies to the taxpayer) that is a capital property, Canadian resource property, foreign resource property or inventory of the taxpayer to a partnership that immediately after that time is a Canadian partnership of which the taxpayer is a member, if the taxpayer and all the other members of the partnership jointly so elect in prescribed form within the time referred to in subsection 96(4),

(2) Subsection (1) applies to taxation years that begin on or after Budget Day.

58 This Act is further amended by making other consequential amendments as a result of sections 52 to 57.

59 (1) Section 18 of the Act is amended by adding the following after subsection (16):

Definitions

(17) The following definitions apply in this subsection and subsections (18) to (23).

offsetting position, in respect of a particular position of a person or partnership (in this definition referred to as the holder), means one or more positions that

(a) are held by

(i) the holder,

(ii) a person or partnership that does not deal at arm’s length with, or is affiliated with, the holder (in this subsection and subsections (20) and (22) referred to as the connected person), or

(iii) for greater certainty, by any combination of the holder and one or more connected persons;

(b) have the effect, or would have the effect if each of the positions held by a connected person were held by the holder, of eliminating all or substantially all of the holder’s risk of loss and opportunity for gain or profit in respect of the particular position; and

(c) if held by a connected person, can reasonably be considered to have been held with the purpose of obtaining the effect described in paragraph (b). (position compensatoire)

position, of a person or partnership, means one or more properties, obligations or liabilities of the person or partnership, if

(a) each property, obligation or liability is

(i) a share in the capital stock of a corporation,

(ii) an interest in a partnership,

(iii) an interest in a trust,

(iv) a commodity,

(v) foreign currency,

(vi) a swap agreement, a forward purchase or sale agreement, a forward rate agreement, a futures agreement, an option agreement or a similar agreement,

(vii) a debt owed to or owing by the person or partnership that, at any time, is

(A) denominated in a foreign currency,

(B) described in paragraph 7000(1)(d) of the Income Tax Regulations, or

(C) convertible into or exchangeable for an interest, or for civil law a right, in any property that is described in any of subparagraphs (i) to (iv),

(viii) an obligation to transfer or return to another person or partnership a property identical to a particular property described in any of subparagraphs (i) to (vii) that was previously transferred or lent to the person or partnership by that other person or partnership, or

(ix) an interest, or for civil law a right, in any property that is described in any of subparagraphs (i) to (vii); and

(b) it is reasonable to conclude that, if there is more than one property, obligation or liability, each of them is held in connection with each other. (position)

successor position, in respect of a position (in this definition referred to as the initial position), means a particular position if

(a) the particular position is an offsetting position in respect of a second position;

(b) the second position was an offsetting position in respect of the initial position that was disposed of at a particular time; and

(c) the particular position was entered into during the period that begins 30 days before, and ends 30 days after, the particular time. (position remplaçante)

unrecognized loss, in respect of a position of a person or partnership at a particular time in a taxation year, means the loss, if any, that would be deductible in computing the income of the person or partnership for the year with respect to the position if it were disposed of immediately before the particular time at its fair market value at the time of disposition. (perte non constatée)

unrecognized profit, in respect of a position of a person or partnership at a particular time in a taxation year, means the profit, if any, that would be included in computing the income of the person or partnership for the year with respect to the position if it were disposed of immediately before the particular time at its fair market value at the time of disposition. (bénéfice non constaté)

When subsection (19) applies

(18) Subject to subsection (20), subsection (19) applies in respect of a disposition of a particular position by a person or partnership (in this subsection and subsections (19), (20) and (22) referred to as the transferor), if

(a) the disposition is not a disposition that is deemed to have occurred by section 70, subsection 104(4), section 128.1 or subsection 138(11.3) or 149(10);

(b) the transferor is not a financial institution (as defined in subsection 142.2(1)), a mutual fund corporation or a mutual fund trust; and

(c) the particular position was, immediately before the disposition, not a capital property, or an obligation or liability on account of capital, of the transferor.

Straddle losses

(19) If this subsection applies in respect of a disposition of a particular position by a transferor, the portion of the transferor’s loss, if any, from the disposition of the particular position that is deductible in computing the transferor’s income for a particular taxation year is the amount determined by the formula

A + B – C

where

A	is

(a) if the particular taxation year is the taxation year in which the disposition occurs, the amount of the loss determined without reference to this subsection (which is, for greater certainty, subject to subsection (15)), and

(b) in any other taxation year, nil;

B	is

(a) if the disposition occurred in a preceding taxation year, the amount determined for C in respect of the disposition for the immediately preceding taxation year, and

(b) in any other case, nil; and

C	is the lesser of

(a) the amount determined for A for the taxation year in which the disposition occurs, and

(b) the amount determined by the formula

D – (E + F)

where

D	is the total of all amounts each of which is the amount of unrecognized profit at the end of the particular taxation year in respect of

(i) the particular position,

(ii) positions that are offsetting positions in respect of the particular position (or would be, to the extent that there is no successor position in respect of the particular position, if the particular position continued to be held by the transferor),

(iii) successor positions in respect of the particular position (for this purpose, a successor position in respect of a position includes a successor position that is in respect of a successor position in respect of the position), and

(iv) positions that are offsetting positions in respect of any successor position referred to in subparagraph (iii) (or would be, if any such successor position continued to be held by the holder),

E	is the total of all amounts each of which is the amount of unrecognized loss at the end of the particular taxation year in respect of positions referred to in subparagraphs (i) to (iv) of the description of D, and

F	is the total of all amounts each of which is an amount determined by the formula

G – H

where

G	is the amount determined for A for the taxation year in which the disposition occurs in respect of any position that was disposed of prior to the disposition of the particular position, if

(i) the particular position was a successor position in respect of that position (for this purpose, a successor position in respect of a position includes a successor position that is in respect of a successor position in respect of the position), or

(ii) that position was

(A) an offsetting position in respect of the particular position,

(B) an offsetting position in respect of a position in respect of which the particular position was a successor position (for this purpose, a successor position in respect of a position includes a successor position that is in respect of a successor position in respect of the position), or

(C) the particular position, and

H	is the total of all amounts each of which is, in respect of a position described in G, an amount determined under the first formula in this subsection for the particular taxation year or a preceding taxation year.

Exceptions

(20) Subsection (19) does not apply in respect of a particular position of a transferor if

(a) it is the case that

(i) either the particular position, or the offsetting position in respect of the particular position, consists of

(A) commodities that the holder of the position manufactures, produces, grows, extracts or processes, or

(B) debt that the holder of the position incurs in the course of its business (other than a business comprised primarily of the holding of positions and offsetting positions in respect of those positions), and

(ii) it can reasonably be considered that the position not described in subparagraph (i) — the particular position if the offsetting position is described in subparagraph (i) or the offsetting position if the particular position is described in that subparagraph — is held to reduce the risk, with respect to the position described in subparagraph (i), from

(A) in the case of a position described in clause (i)(A), price changes or fluctuations in the value of currency with respect to the goods described in clause (i)(A), or

(B) in the case of a position described in clause (i)(B), fluctuations in interest rates or in the value of currency with respect to the debt described in clause (i)(B);

(b) the transferor or a connected person (in this paragraph referred to as the holder) continues to hold a position — that would be an offsetting position in respect of the particular position if the particular position continued to be held by the transferor — throughout a 30-day period beginning on the date of disposition of the particular position, and at no time during the period

(i) is the holder’s risk of loss or opportunity for gain or profit with respect to the position changed in any material respect by another position entered into or disposed of by the holder, or

(ii) would the holder’s risk of loss or opportunity for gain or profit with respect to the position be changed in any material respect by another position entered into or disposed of by a connected person, if the other position were entered into or disposed of by the holder; or

(c) it can reasonably be considered that none of the main purposes of the series of transactions or events, or any of the transactions or events in the series, of which the holding of both the particular position and offsetting position are part, is to avoid, reduce or defer tax that would otherwise be payable under this Act.

Application

(21) For the purposes of subsections (17) to (23),

(a) if a position of a person or partnership is not a property of the person or partnership, the person or partnership is deemed

(i) to hold the position at any time while it is a position of the person or partnership, and

(ii) to have disposed of the position when the position is settled or extinguished in respect of the person or partnership;

(b) a disposition of a position is deemed to include a disposition of a portion of the position; and

(c) a position held by one or more persons or partnerships referred to in paragraph (a) of the definition offsetting position in subsection (17) is deemed to be an offsetting position in respect of a particular position of a person or partnership if

(i) there is a high degree of negative correlation between changes in value of the position and the particular position, and

(ii) it can reasonably be considered that the principal purpose of the series of transactions or events, or any of the transactions in the series, of which the holding of both the position and the particular position are part, is to avoid, reduce or defer tax that would otherwise be payable under this Act.

Different taxation years

(22) Subsection (23) applies if

(a) at any time in a particular taxation year of a transferor, a position referred to in any of subparagraphs (ii) to (iv) of the description of D in subsection (19) (in this subsection and subsection (23) referred to as the gain position) is held by a connected person;

(b) the connected person disposes of the gain position in the particular taxation year; and

(c) the taxation year of the connected person in which the disposition referred to in paragraph (b) occurs ends after the end of the particular taxation year.

Different taxation years

(23) If this subsection applies, for the purposes of the definition unrecognized profit in subsection (17) and subsection (19), the portion of the profit, if any, realized from the disposition of the gain position referred to in paragraph (22)(b) that is determined by the following formula is deemed to be unrecognized profit in respect of the gain position until the end of the taxation year of the connected person in which the disposition occurs:

A x B/C

where

A	is the amount of the profit otherwise determined;

B	is the number of days in the taxation year of the connected person in which the disposition referred to in paragraph (22)(b) occurs that are after the end of the particular taxation year; and

C	is the total number of days in the taxation year of the connected person in which the disposition referred to in paragraph (22)(b) occurs.

(2) Subsection (1) applies in respect of a position (as defined in subsection 18(17) of the Act, as enacted by subsection (1)) of a person or partnership if the position, or an offsetting position (as defined in sub- section 18(17) of the Act, as enacted by subsection (1)) in respect of the position, is acquired, entered into, renewed or extended, or becomes owing, by the person or partnership on or after Budget Day.

Additional Deduction of Gifts of Medicine

60 (1) Paragraph 110.1(1)(a.1) of the Act is repealed.

(2) Subsections 110.1(8) and (9) of the Act are repealed.

(3) Subsections (1) and (2) apply in respect of gifts made on or after Budget Day.

61 (1) Subsection 149.1(15) of the Act is amended by adding “and” at the end of paragraph (b), by striking out “and” at the end of paragraph (c) and by repealing paragraph (d).

(2) Subsection (1) applies in respect of gifts made on or after Budget Day.

62 (1) Section 3505 of the Income Tax Regulations is repealed.

(2) Subsection (1) applies in respect of gifts made on or after Budget Day.

Investment Tax Credit for Child Care Spaces

63 (1) Subsection 18(9) of the Act is amended by adding “and” at the end of paragraph (d), by striking out “and” at the end of paragraph (e) and by repealing paragraph (f).

(2) Subsection (1) applies in respect of expenditures incurred on or after Budget Day, except that sub-section (1) does not apply in respect of expenditures incurred before 2020 under a written agreement entered into before Budget Day.

64 (1) Paragraph 20(1)(nn.1) of the Act is repealed.

(2) Subsection (1) applies in respect of expenditures incurred on or after Budget Day, except that sub-section (1) does not apply in respect of expenditures incurred before 2020 under a written agreement entered into before Budget Day.

65 (1) Subparagraph 127(5)(a)(i) of the Act is replaced by the following:

(i) the taxpayer’s investment tax credit at the end of the year in respect of property acquired before the end of the year, of the taxpayer’s apprenticeship expenditure for the year or a preceding taxation year, of the taxpayer’s flow- through mining expenditure for the year or a preceding taxation year, of the taxpayer’s pre-production mining expenditure for the year or a preceding taxation year or of the taxpayer’s SR&ED qualified expenditure pool at the end of the year or at the end of a preceding taxation year, and

(2) Clause 127(5)(a)(ii)(A) of the Act is replaced by the following:

(A) the taxpayer’s investment tax credit at the end of the year in respect of property acquired in a subsequent taxation year, of the taxpayer’s apprenticeship expenditure for a subsequent taxation year, of the taxpayer’s flow-through mining expenditure for a subsequent taxation year, of the taxpayer’s pre-production mining expenditure for a subsequent taxation year or of the taxpayer’s SR&ED qualified expenditure pool at the end of the subsequent taxation year to the extent that an investment tax credit was not deductible under this subsection for the subsequent taxation year, and

(3) Subsection 127(7) of the Act is replaced by the following:

Investment tax credit of certain trusts

(7) If, in a particular taxation year of a taxpayer who is a beneficiary under a trust that is a graduated rate estate or that is deemed to be in existence by section 143, an amount is determined in respect of the trust under paragraph (a), (a.1), (a.4), (b) or (e.1) of the definition investment tax credit in subsection (9) for its taxation year that ends in that particular taxation year, the trust may, in its return of income for its taxation year that ends in that particular taxation year, designate the portion of that amount that can, having regard to all the circumstances including the terms and conditions of the trust, reasonably be considered to be attributable to the taxpayer and was not designated by the trust in respect of any other beneficiary of the trust, and that portion is to be added in computing the investment tax credit of the taxpayer at the end of that particular taxation year and is to be deducted in computing the investment tax credit of the trust at the end of its taxation year that ends in that particular taxation year.

(4) The portion of subsection 127(8) of the Act before paragraph (a) is replaced by the following:

Investment tax credit of partnership

(8) Subject to subsection (28), where, in a particular taxation year of a taxpayer who is a member of a partnership, an amount would be determined in respect of the partnership, for its taxation year that ends in the particular taxation year, under paragraph (a), (a.1), (a.4), (b) or (e.1) of the definition investment tax credit in subsection (9), if

(5) Subparagraph 127(8.2)(b)(i) of the Act is amended by adding “or” at the end of clause (A.1) and by repealing clause (A.2).

(6) Paragraph 127(8.31)(a) of the Act is replaced by the following:

(a) the total of all amounts each of which is an amount that would, if the partnership were a person and its fiscal period were its taxation year, be determined in respect of the partnership under paragraph (a), (a.1), (a.4), (b) or (e.1) of the definition investment tax credit in subsection (9) for a taxation year that is the fiscal period,

(7) The definitions child care space amount, eligible child care space expenditure, specified child care start-up expenditure and specified property in subsection 127(9) of the Act are repealed.

(8) Paragraph (a.5) of the definition investment tax credit in subsection 127(9) of the Act is repealed.

(9) Paragraph (e.1) of the definition investment tax credit in subsection 127(9) of the Act is amended by adding “or” at the end of subparagraph (v), by replacing “or” at the end of subparagraph (vi) with “and” and by repealing subparagraph (vii).

(10) Paragraph (f.1) of the definition specified percentage in subsection 127(9) of the Act is amended by adding “or” at the end of subparagraph (i), by striking out “or” at the end of subparagraph (ii) and by repealing subparagraph (iii).

(11) Subsection 127(11.1) of the Act is amended by adding “and” at the end of paragraph (c.4) and by repealing paragraph (c.5).

(12) Subsection 127(11.2) of the Act is replaced by the following:

Time of acquisition

(11.2) In applying subsections (5), (7) and (8), paragraphs (a) and (a.1) of the definition investment tax credit in sub- section (9) and section 127.1, qualified property and qualified resource property are deemed not to have been acquired by a taxpayer before the property is considered to have become available for use by the taxpayer, determined without reference to paragraphs 13(27)(c) and (28)(d).

(13) Subsections 127(27.1) to (27.12) of the Act are repealed.

(14) Subsection 127(28.1) of the Act is repealed.

(15) Subparagraph 127(30)(a) of the Act is amended by adding “and” at the end of subparagraph (i), by striking out “and” at the end of subparagraph (ii) and by repealing subparagraph (iii).

(16) Paragraph 127(30)(b) of the Act is replaced by the following:

(b) the amount that would be determined in respect of the partnership under subsection (8) if that subsection were read without reference to subsections (28) and (35).

(17) Subsections (1) to (16) apply in respect of expenditures incurred on or after Budget Day, except that subsections (1) to (16) do not apply in respect of expenditures incurred before 2020 under a written agreement entered into before Budget Day.

Insurers of Farming and Fishing Property

66 (1) Paragraph (b) of the definition taxable Canadian corporation in subsection 89(1) of the Act is replaced by the following:

(b) was not, by reason of a statutory provision, exempt from tax under this Part; (société canadienne imposable)

(2) Subsection (1) applies to taxation years that begin after 2018.

67 (1) Paragraph 149(l)(t)of the Act is repealed.

(2) Subsections 149(4.1) to (4.3) of the Act are repealed.

(3) The portion of subsection 149(10) of the Act before paragraph (a) is replaced by the following:

Becoming or ceasing to be exempt

(10) If at any time (in this subsection referred to as that time), a person — that is a corporation or, if that time is after September 12, 2013, a trust — becomes or ceases to be exempt from tax under this Part on its taxable income, the following rules apply:

(4) Subsections (1) to (3) apply to taxation years that begin after 2018.

68 (1) Subsection 4802(2) of the Income Tax Regulations is repealed.

(2) Subsection (1) applies to taxation years that begin after 2018.

Billed-basis Accounting

69 (1) Section 10 of the Act is amended by adding the following after subsection (14):

Work in progress — transitional

(14.1) If paragraph 34(a) applies in computing a taxpayer’s income from a business for the last taxation year of the taxpayer that begins before Budget Day, then for the purpose of computing the income of the taxpayer from the business, at the end of the first taxation year that begins on or after Budget Day,

(a) the amount of the cost of the taxpayer’s work in progress is deemed to be one-half of the amount of its cost determined without reference to this paragraph; and

(b) the amount of the fair market value of the taxpayer’s work in progress is deemed to be one-half of the amount of its fair market value determined without reference to this paragraph.

(2) Subsections 10(14) and (14.1), as enacted by subsection (1), of the Act are repealed.

(3) Subsection (1) applies to taxation years ending on or after Budget Day.

(4) Subsection (2) comes into force on January 1, 2020.

70 (1) Paragraph 34(a) of the Act is replaced by the following:

(a) if the taxpayer so elects in the taxpayer’s return of income under this Part for the year and the year begins before Budget Day, there shall not be included any amount in respect of work in progress at the end of the year; and

(2) Section 34 of the Act, as amended by subsection (1), is repealed.

(3) Subsection (1) applies to taxation years ending on or after Budget Day.

(4) Subsection (2) comes into force on January 1, 2020.

Extending the Base Erosion Rules to Foreign Branches of Life Insurers

71 (1) The portion of paragraph 95(2)(a.23) of the Act before subparagraph (i) is replaced by the following:

(a.23) for the purposes of paragraphs (a.2), (a.21) and (a.24), specified Canadian risk means a risk in respect of

(2) Subsection 95(2) of the Act is amended by adding the following after paragraph (a.23):

(a.24) for the purposes of paragraph (a.2),

(i) a risk is deemed to be a specified Canadian risk of a particular foreign affiliate of a taxpayer if

(A) as part of a transaction or series of transactions, the particular affiliate insured or reinsured the risk,

(B) the risk would not be a specified Canadian risk if this Act were read without reference to this paragraph, and

(C) it can reasonably be concluded that one of the purposes of the transaction or series of transactions was to avoid the application of any of paragraphs (a.2) to (a.22), and

(ii) if the particular affiliate — or a foreign affiliate of another taxpayer, if that other taxpayer or affiliate, or a partnership of which that other taxpayer or affiliate is a member, does not deal at arm’s length with the particular affiliate — enters into one or more agreements or arrangements in respect of a risk that is deemed to be a specified Canadian risk because of subparagraph (i),

(A) activities performed in connection with those agreements or arrangements are deemed to be a separate business, other than an active business, carried on by the particular affiliate or other affiliate, as the case may be, and

(B) any income of the particular affiliate or other affiliate, as the case may be, from the business (including income that pertains to or is incident to the business) is deemed to be income from a business other than an active business;

(3) Subsections (1) and (2) apply to taxation years of a taxpayer that begin on or after Budget Day.

72 (1) Section 138 of the Act is amended by adding the following after subsection (2):

Income — designated foreign insurance business

(2.1) If a life insurer resident in Canada has a designated foreign insurance business in a taxation year,

(a) for the purpose of computing the life insurer’s income or loss from carrying on an insurance business in Canada for that taxation year, the life insurer’s insurance business carried on in Canada is deemed to include the insurance of the specified Canadian risks that are insured as part of the designated foreign insurance business;

(b) if, in the immediately preceding taxation year, the designated foreign insurance business was not a designated foreign insurance business, then for the purposes of paragraph (4)(a), subsection (9), the definition designated insurance property in subsection (12) and paragraphs 12(1)(d) to (e), the life insurer is deemed to have carried on the business in Canada in that immediately preceding year and to have claimed the maximum amounts to which it would have been entitled under paragraphs (3)(a) (other than under subparagraph (3)(a)(ii.1), (iii) or (v)), 20(1)(l) and (l.1) and 20(7)(c) in respect of those specified Canadian risks if that designated foreign insurance business had been a designated foreign insurance business in that immediately preceding year; and

(c) for the purposes of subparagraph (3)(a)(ii.l) and subsection 20(22),

(i) the life insurer is deemed to have carried on the business in Canada in that immediately preceding year, and

(ii) the amounts, if any, that would have been prescribed in respect of the insurer for the purposes of paragraphs (4)(b) and 12(1)(e.1) for that immediately preceding year in respect of the insurance policies in respect of those specified Canadian risks are deemed to have been included in computing its income for that year.

Insurance swaps

(2.2) For the purposes of this section, one or more risks insured by a life insurer resident in Canada, as part of an insurance business carried on in a country other than Canada, that would not be specified Canadian risks if this Act were read without reference to this subsection, are deemed to be specified Canadian risks if those risks would be deemed to be specified Canadian risks because of paragraph 95(2)(a.21) if the life insurer were a foreign affiliate of a taxpayer.

Insurance swaps

(2.3) Subsection (2.4) applies in respect of one or more agreements or arrangements if

(a) subsection (2.2) applies to deem one or more risks insured by a particular life insurer resident in Canada to be specified Canadian risks; and

(b) those agreements or arrangements are in respect of risks described in paragraph (a) and have been entered into by any of the following (in subsection (2.4) referred to as an agreeing party):

(i) the particular life insurer,

(ii) another life insurer resident in Canada that does not deal at arm’s length with the particular life insurer,

(iii) a partnership of which a life insurer described in subparagraph (i) or (ii) is a member,

(iv) a foreign affiliate of either the particular life insurer or a person that does not deal at arm’s length with the particular life insurer, and

(v) a partnership of which a foreign affiliate described in subparagraph (iv) is a member.

Insurance swaps

(2.4) If this subsection applies in respect of one or more agreements or arrangements,

(a) to the extent that activities performed in connection with those agreements or arrangements can reasonably be considered to be performed for the purpose of obtaining the result described in subparagraph 95(2)(a.21)(ii) (with any modifications that the circumstances require), those activities are deemed to be,

(i) if the agreeing party is a life insurer resident in Canada, or a partnership of which such a life insurer is a member, part of the life insurer’s insurance business carried on in Canada, and

(ii) if the agreeing party is a foreign affiliate of a taxpayer, or a partnership of which such an affiliate is a member, a separate business, other than an active business, carried on by the affiliate; and

(b) any income from those activities (including income that pertains to or is incident to those activities) is deemed to be,

(i) if the agreeing party is a life insurer resident in Canada, income from the life insurer’s insurance business carried on in Canada, and

(ii) if the agreeing party is a foreign affiliate of a taxpayer, income from the business, other than an active business.

Ceding of Canadian risks

(2.5) Any income of a life insurer resident in Canada for a taxation year, from its insurance business carried on in a country other than Canada, in respect of the ceding of specified Canadian risks that would, if the life insurer were a foreign affiliate of a taxpayer, be included in computing the life insurer’s income from a business, other than an active business, for the taxation year because of subparagraph 95(2)(a.2)(iii), is to be included in computing the life insurer’s income or loss for that taxation year from its insurance business carried on in Canada, except to the extent it is already included because of subsection (2.1), (2.2) or (2.4).

Anti-avoidance

(2.6) For the purposes of this section,

(a) a risk is deemed to be a specified Canadian risk that is insured as part of an insurance business carried on in Canada by a particular life insurer resident in Canada if

(i) the particular life insurer insured the risk as part of a transaction or series of transactions,

(ii) the risk would not be a specified Canadian risk if this Act were read without reference to this subsection, and

(iii) it can reasonably be concluded that one of the purposes of the transaction or series of transactions was to avoid

(A) having a designated foreign insurance business, or

(B) the application of any of subsections (2.1) to (2.5) in respect of the risk; and

(b) if one or more agreements or arrangements in respect of the risk have been entered into by any of the persons or partnerships described in subparagraphs (2.3)(b)(i) to (v) (in this paragraph, referred to as an agreeing party),

(i) any activities performed in connection with those agreements or arrangements are deemed to be

(A) if the agreeing party is a life insurer resident in Canada, or a partnership of which such a life insurer is a member, part of the life insurer’s insurance business carried on in Canada, and

(B) if the agreeing party is a foreign affiliate of a taxpayer, or a partnership of which such an affiliate is a member, a separate business, other than an active business, carried on by the affiliate, and

(ii) any income from those activities (including income that pertains to or is incident to those activities) is deemed to be,

(A) if the agreeing party is a life insurer resident in Canada, income from the life insurer’s insurance business carried on in Canada, and

(B) if the agreeing party is a foreign affiliate of a taxpayer, income from a business other than an active business.

(2) Paragraph (d) of subsection 138(11.91) of the Act is replaced by the following:

(d) for the purposes of paragraph (4)(a), subsection (9), the definition designated insurance property in subsection (12) and paragraphs 12(1)(d) to (e), the insurer is deemed to have carried on the business in Canada in that preceding year and to have claimed the maximum amounts to which it would have been entitled under paragraphs (3)(a) (other than under subparagraph (3)(a)(ii.1), (iii) or (v)), 20(1)(l) and (l.1) and 20(7)(c) for that year,

(3) Subsection 138(12) of the Act is amended by adding the following definitions in alphabetical order:

designated foreign insurance business, of a life insurer resident in Canada in a taxation year, means an insurance business that is carried on by the life insurer in a country other than Canada in the year unless more than 90% of the gross premium revenue from the business for the year from the insurance of risks (net of reinsurance ceded) is in respect of the insurance of risks (other than specified Canadian risks) of persons with whom the life insurer deals at arm’s length. (entreprise d’assurance étrangère désignée)

insurance, of a risk, includes the reinsurance of the risk. (assurance)

specified Canadian risk has the same meaning as in paragraph 95(2)(a.23). (risques canadiens déterminés)

(4) Subsections (1) to (3) apply to taxation years of a taxpayer that begin on or after Budget Day.

Tobacco Taxation

73 (1) Subsection 182(1) of the Act is replaced by the following:

Surtax

182 (1) Every corporation shall pay a tax under this Part for the corporation’s taxation year equal to the amount determined by the formula

0.5A(B/C)

where

A	is the corporation’s Part I tax on tobacco manufacturing profits for the year;

B	is the number of days in the year that are on or before Budget Day; and

C	is the number of days in the year.

(2) Subsection (1) applies to taxation years that include Budget Day.

74 (1) Part II of the Act, as amended by subsection 73(1), is repealed.

(2) Subsection (1) applies to taxation years that begin after Budget Day.

Notice of Ways and Means Motion to Amend the Excise Tax Act

That it is expedient to amend the Excise Tax Act as follows:

Opioid Overdose Treatment Drug — Naloxone

1 (1) Paragraph 2(e) of Part I of Schedule VI to the Excise Tax Act is amended by striking out “and” at the end of subparagraph (ix), by adding “and” at the end of subparagraph (x) and by adding the following after subparagraph (x):

(xi) Naloxone and its salts,

(2) Subsection (1) is deemed to have come into force on March 22, 2016 except that it does not apply

(a) to any supply made after March 21, 2016 but on or before Budget Day if, on or before Budget Day, the supplier charged, collected or remitted any amount as or on account of tax under Part IX of the Act in respect of the supply;

(b) for the purposes of section 6 of Schedule VII to the Act, to goods imported after March 21, 2016 but on or before Budget Day if, on or before Budget Day, any amount was paid as or on account of tax under Part IX of the Act in respect of the importation; or

(c) for the purposes of section 15 of Part I of Schedule X to the Act, to property brought into a participating province after March 21, 2016 but on or before Budget Day if, on or before Budget Day, any amount was paid as or on account of tax under Part IX of the Act in respect of the bringing into the province.

Taxi and Ride-Sharing Services

2 (1) The definition taxi business in subsection 123(1) of the Act is replaced by the following:

taxi business means

(a) a business carried on in Canada of transporting passengers by taxi or other similar vehicle for fares that are regulated under the laws of Canada or a province; or

(b) a business carried on in Canada by a person of transporting passengers for fares by motor vehicle — being a vehicle that would be an automobile, as defined in subsection 248(1) of the Income Tax Act, if that definition were read without reference to “a motor vehicle acquired primarily for use as a taxi,” in paragraph (c) and without reference to paragraph (e) — within a particular municipality and its environs if the transportation is arranged or coordinated through an electronic platform or system, other than

(i) the part of the business that does not involve the making of taxable supplies by the person,

(ii) the part of the business that is the operation of a sightseeing service or the school transportation of elementary or secondary students, or

(iii) a prescribed business or a prescribed activity of a business; (entreprise de taxis)

(2) Subsection (1) comes into force, or is deemed to have come into force, on July 1, 2017.

GST/HST Rebate to Non-Residents for Tour Package Accommodations

3 (1) The portion of the definition short-term accommodation in subsection 123(1) of the Act before paragraph (a) is replaced by the following:

short-term accommodation means a residential complex or a residential unit that is supplied to a recipient by way of lease, licence or similar arrangement for the purpose of its occupancy by an individual as a place of residence or lodging, if the period throughout which the individual is given continuous occupancy of the complex or unit is less than one month and, for the purposes of section 252.4,

(2) Subsection (1) comes into force on January 1, 2018 but does not apply in respect of any rebate under section 252.1 of the Act in respect of a supply made before that day.

4 (1) The portion of subsection 234(2) of the Act before paragraph (a) is replaced by the following:

Deduction for rebate in respect of supplies to non-residents

(2) If, in the circumstances described in subsection 252(3) or 252.4(2) or (4), a registrant pays to, or credits in favour of, a person an amount on account of a rebate referred to therein, the registrant may deduct the amount in determining the net tax of the registrant for

(2) The portion of subsection 234(2.1) of the Act before paragraph (a) is replaced by the following:

Late filing of information and adjustment for failure to file

(2.1) If a registrant is required to file prescribed information in accordance with subsection 252.4(5) in respect of an amount claimed as a deduction under subsection (2) in respect of an amount paid or credited on account of a rebate,

(3) The portion of paragraph 234(2.1)(a) of the English version of the Act after subparagraph (ii) is replaced by the following:

the registrant shall, in determining the net tax for the reporting period of the registrant that includes the filing day, add an amount equal to interest, at the prescribed rate, on the amount claimed as a deduction under subsection (2) computed for the period beginning on the day on or before which the registrant was required to file the prescribed information under subsection 252.4(5) and ending on the filing day; and

(4) Paragraph 234(2.1)(b) of the English version of the Act is replaced by the following:

(b) in the case where the registrant fails to file the information before the particular day, the registrant shall, in determining the net tax for the reporting period of the registrant that includes the particular day, add an amount equal to the total of the amount claimed as a deduction under subsection (2) and interest, at the prescribed rate, on that amount computed for the period beginning on the day on or before which the registrant was required to file the information under subsection 252.4(5) and ending on the day on or before which the registrant is required under section 238 to file a return for the reporting period of the registrant that includes the particular day.

(5) Subsections (1) to (4) come into force on January 1, 2018 but do not apply in respect of any amount paid or credited on account of a rebate under section 252.1 of the Act in respect of a supply made before that day.

5 (1) Section 252.1 of the Act is repealed.

(2) Subsection (1) is deemed to have come into force on the day after Budget Day but does not apply in respect of any supply made on or before Budget Day or in respect of any supply made after Budget Day but before 2018 if all of the consideration for that supply is paid before 2018.

6 (1) The portion of section 252.2 of the Act before paragraph (a) is replaced by the following:

Restriction

252.2 A rebate shall not be paid under section 252 to a person unless

(2) Paragraph 252.2(a) of the Act is amended by adding “and” at the end of subparagraph (i), by striking out “and” at the end of subparagraph (ii) and by repealing subparagraph (iii).

(3) Section 252.2 of the Act is amended by adding “and” at the end of paragraph (d.1), by striking out “and” at the end of paragraph (e) and by repealing paragraph (g).

(4) Subsections (1) to (3) come into force on January 1, 2018 but do not apply in respect of any rebate under section 252.1 of the Act in respect of a supply made before that day.

7 (1) Section 252.4 of the Act is amended by adding the following before subsection (1):

Definitions

252.4 (0.1) The following definitions apply in this section.

camping accommodation means a campsite at a recreational trailer park or campground (other than a campsite included in the definition short-term accommodation in subsection 123(1) or included in that part of a tour package that is not the taxable portion, as defined in subsection 163(3), of the tour package) that is supplied by way of lease, licence or similar arrangement for the purpose of its occupancy by an individual as a place of residence or lodging, if the period throughout which the individual is given continuous occupancy of the campsite is less than one month. It includes water, electricity and waste disposal services, or the right to their use, if they are accessed by means of an outlet or hook-up at the campsite and are supplied with the campsite. (emplacement de camping)

tour package has the same meaning as in subsection 163(3), but does not include a tour package that includes a convention facility or related convention supplies. (voyage organisé)

(2) Subsection (1) is deemed to have come into force on the day after Budget Day.

8 (1) The portion of section 252.5 of the Act before paragraph (a) is replaced by the following:

Liability for amount paid or credited

252.5 If, under section 252 or 252.4, a registrant at a particular time pays to, or credits in favour of, a person an amount on account of a rebate and

(2) Subsection (1) comes into force on January 1, 2018 but does not apply in respect of any rebate under section 252.1 of the Act in respect of a supply made before that day.

Notice of Ways and Means Motion to Amend the Excise Act and the Excise Act, 2001

That it is expedient to amend the Excise Act and the Excise Act, 2001 as follows:

Tobacco and Alcohol Taxation

Excise Act

1 (1) The Excise Act is amended by adding the following after section 170.1:

Definition of inflationary adjusted year

170.2 (1) In this section, inflationary adjusted year means 2018 and every year after that year.

Annual adjustments

(2) Each rate of duty set out in Part II of the schedule applicable in respect of a hectolitre of beer or malt liquor is to be adjusted on April 1 of an inflationary adjusted year so that the rate is equal to the greater of

(a) the rate determined by the formula

A x B

where

A	is the rate of duty applicable to the hectolitre on March 31 of the inflationary adjusted year, and

B	is the amount, rounded to the nearest one-thousandth, or, if the amount is equidistant from two consecutive one-thousandths, rounded to the higher one-thousandth, determined by the formula

C/D

where

C	is the Consumer Price Index for the 12-month period ending on September 30 of the particular year preceding the inflationary adjusted year, and

D	is the Consumer Price Index for the 12-month period ending on September 30 of the year preceding the particular year; and

(b) the rate of duty referred to in the description of A in paragraph (a).

Rounding

(3) The adjusted rate determined under subsection (2) is to be rounded

(a) in the case of the rates set out in sections 1 and 2 of Part II of the schedule, to the nearest one-hundredth or, if the adjusted rate is equidistant from two consecutive one-hundredths, to the higher one-hundredth; and

(b) in the case of the rates set out in section 3 of Part II of the schedule, to the nearest one-thousandth or, if the adjusted rate is equidistant from two consecutive one-thousandths, to the higher one-thousandth.

Consumer Price Index

(4) In this section, the Consumer Price Index for any 12-month period is the result arrived at by

(a) aggregating the Consumer Price Index for Canada, as published by Statistics Canada under the authority of the Statistics Act, for each month in that period;

(b) dividing the aggregate obtained under paragraph (a) by 12; and

(c) rounding the result obtained under paragraph (b) to the nearest one-thousandth or, if the result obtained is equidistant from two consecutive one-thousandths, to the higher one-thousandth.

(2) Subsection (1) is deemed to have come into force on the day after Budget Day.

2 (1) The schedule to the Act is amended by replacing the references after the heading “SCHEDULE” with the following:

(Sections 135, 170, 170.1, 170.2, 185 and 200)

(2) Subsection (1) is deemed to have come into force on the day after Budget Day.

3 (1) Parts II and II.1 of the schedule to the Act are replaced by the following:

II. Beer

1 Per hectolitre of beer or malt liquor containing more than 2.5% absolute ethyl alcohol by volume:

(a) $31.84; or

(b) if the rate referred to in paragraph (a) has been adjusted under subsection 170.2(2), the adjusted rate.

2 Per hectolitre of beer or malt liquor containing more than 1.2% absolute ethyl alcohol by volume but not more than 2.5% absolute ethyl alcohol by volume:

(a) $15.92; or

(b) if the rate referred to in paragraph (a) has been adjusted under subsection 170.2(2), the adjusted rate.

3 Per hectolitre of beer or malt liquor containing not more than 1.2% absolute ethyl alcohol by volume:

(a) $2,643; or

(b) if the rate referred to in paragraph (a) has been adjusted under subsection 170.2(2), the adjusted rate.

II.1 Canadian Beer

1 Per hectolitre of the first 2,000 hectolitres of beer and malt liquor brewed in Canada:

(a) if it contains more than 2.5% absolute ethyl alcohol by volume, 10% of the rate of duty applicable to a hectolitre of beer or malt liquor under section 1 of Part II;

(b) if it contains more than 1.2% absolute ethyl alcohol by volume but not more than 2.5% absolute ethyl alcohol by volume, 10% of the rate of duty applicable to a hectolitre of beer or malt liquor under section 2 of Part II; and

(c) if it contains not more than 1.2% absolute ethyl alcohol by volume, 10% of the rate of duty applicable to a hectolitre of beer or malt liquor under section 3 of Part II.

2 Per hectolitre of the next 3,000 hectolitres of beer and malt liquor brewed in Canada:

(a) if it contains more than 2.5% absolute ethyl alcohol by volume, 20% of the rate of duty applicable to a hectolitre of beer or malt liquor under section 1 of Part II;

(b) if it contains more than 1.2% absolute ethyl alcohol by volume but not more than 2.5% absolute ethyl alcohol by volume, 20% of the rate of duty applicable to a hectolitre of beer or malt liquor under section 2 of Part II; and

(c) if it contains not more than 1.2% absolute ethyl alcohol by volume, 20% of the rate of duty applicable to a hectolitre of beer or malt liquor under section 3 of Part II.

3 Per hectolitre of the next 10,000 hectolitres of beer and malt liquor brewed in Canada:

(a) if it contains more than 2.5% absolute ethyl alcohol by volume, 40% of the rate of duty applicable to a hectolitre of beer or malt liquor under section 1 of Part II;

(b) if it contains more than 1.2% absolute ethyl alcohol by volume but not more than 2.5% absolute ethyl alcohol by volume, 40% of the rate of duty applicable to a hectolitre of beer or malt liquor under section 2 of Part II; and

(c) if it contains not more than 1.2% absolute ethyl alcohol by volume, 40% of the rate of duty applicable to a hectolitre of beer or malt liquor under section 3 of Part II.

4 Per hectolitre of the next 35,000 hectolitres of beer and malt liquor brewed in Canada:

(a) if it contains more than 2.5% absolute ethyl alcohol by volume, 70% of the rate of duty applicable to a hectolitre of beer or malt liquor under section 1 of Part II;

(b) if it contains more than 1.2% absolute ethyl alcohol by volume but not more than 2.5% absolute ethyl alcohol by volume, 70% of the rate of duty applicable to a hectolitre of beer or malt liquor under section 2 of Part II; and

(c) if it contains not more than 1.2% absolute ethyl alcohol by volume, 70% of the rate of duty applicable to a hectolitre of beer or malt liquor under section 3 of Part II.

5 Per hectolitre of the next 25,000 hectolitres of beer and malt liquor brewed in Canada:

(a) if it contains more than 2.5% absolute ethyl alcohol by volume, 85% of the rate of duty applicable to a hectolitre of beer or malt liquor under section 1 of Part II;

(b) if it contains more than 1.2% absolute ethyl alcohol by volume but not more than 2.5% absolute ethyl alcohol by volume, 85% of the rate of duty applicable to a hectolitre of beer or malt liquor under section 2 of Part II; and

(c) if it contains not more than 1.2% absolute ethyl alcohol by volume, 85% of the rate of duty applicable to a hectolitre of beer or malt liquor under section 3 of Part II.

6 The rates determined under section 5 are to be rounded

(a) in the case of a rate determined under paragraph 5(a) or (b), to the nearest one-thousandth or, if the rate is equidistant from two consecutive one-thousandths, to the higher one-thousandth; and

(b) in the case of a rate determined under paragraph 5(c), to the nearest ten-thousandth or, if the rate is equidistant from two consecutive ten-thousandths, to the higher ten-thousandth.

(2) Subsection (1) is deemed to have come into force on the day after Budget Day.

Excise Act, 2001

4 (1) Paragraph (a) of the definition adjustment day in section 58.1 of the Excise Act, 2001 is replaced by the following:

(a) the day after Budget Day; or

(2) The portion of the definition taxed cigarettes in section 58.1 of the Act before paragraph (a) is replaced by the following:

taxed cigarettes of a person means cigarettes in respect of which duty has been imposed under section 42 before the day after Budget Day at the rate set out in paragraph 1(a) of Schedule 1, as it read on Budget Day, and that, at the beginning of the day after Budget Day,

(3) The portion of the definition taxed cigarettes in section 58.1 of the Act before paragraph (a), as enacted by subsection (2), is replaced by the following:

taxed cigarettes of a person means cigarettes in respect of which duty has been imposed under section 42 or 53 at the rate applicable on the day before an adjustment day other than the day after Budget Day, and that, at the beginning of the adjustment day,

(4) Subsections (1) and (2) are deemed to have come into force on the day after Budget Day.

(5) Subsection (3) comes into force on November 30, 2019.

5 (1) Subsection 58.2(1) of the Act is replaced by the following:

Imposition of tax — 2017 increase

58.2 (1) Subject to section 58.3, every person shall pay to Her Majesty a tax on all taxed cigarettes of the person held at the beginning of the day after Budget Day at the rate of $0.00265 per cigarette.

(2) Subsection (1) is deemed to have come into force on the day after Budget Day.

6 (1) Paragraph 58.5(1)(a) of the Act is replaced by the following:

(a) in the case of the tax imposed under subsection 58.2(1), May 31, 2017; or

(2) Subsection (1) is deemed to have come into force on the day after Budget Day.

7 (1) Paragraph 58.6(1)(a) of the Act is replaced by the following:

(a) in the case of the tax imposed under subsection 58.2(1), May 31, 2017; or

(2) Subsection (1) is deemed to have come into force on the day after Budget Day.

8 (1) The Act is amended by adding the following after section 123:

Definitions

123.1 (1) The following definitions apply in this section.

inflationary adjusted year means 2018 and every year after that year. (année inflationniste)

reference year means a 12-month period that begins on April 1 of a year and ends on March 31 of the following year. (année de référence)

Annual adjustments

(2) Each rate of duty set out in Schedule 4 applicable in respect of a litre of absolute ethyl alcohol or in respect of a litre of spirits is to be adjusted on April 1 of an inflationary adjusted year so that the rate is equal to the greater of

(a) the rate determined by the formula

A x B

where

A	is the rate of duty applicable to the litre of absolute ethyl alcohol or the litre of spirits, as the case may be, on March 31 of the inflationary adjusted year, and

B	is the amount, rounded to the nearest one-thousandth, or, if the amount is equidistant from two consecutive one-thousandths, rounded to the higher one-thousandth, determined by the formula

C/D

where

C	is the Consumer Price Index for the 12-month period ending on September 30 of the particular year preceding the inflationary adjusted year, and

D	is the Consumer Price Index for the 12-month period ending on September 30 of the year preceding the particular year; and

(b) the rate of duty referred to in the description of A in paragraph (a).

Rounding

(3) The adjusted rate determined under subsection (2) is to be rounded to the nearest one-thousandth or, if the adjusted rate is equidistant from two consecutive one-thousandths, to the higher one-thousandth.

Consumer Price Index

(4) In this section, the Consumer Price Index for any 12-month period is the result arrived at by

(a) aggregating the Consumer Price Index for Canada, as published by Statistics Canada under the authority of the Statistics Act, for each month in that period;

(b) dividing the aggregate obtained under paragraph (a) by 12; and

(c) rounding the result obtained under paragraph (b) to the nearest one-thousandth or, if the result obtained is equidistant from two consecutive one-thousandths, to the higher one-thousandth.

Application of adjusted rate

(5) If duties on spirits are imposed in a reference year but become payable in another reference year that begins in an inflationary adjusted year, those duties are determined at the rate of duty as adjusted under subsection (2) on the first day of the other reference year.

(2) Subsection (1) is deemed to have come into force on the day after Budget Day.

9 (1) The Act is amended by adding the following after section 135:

Definitions

135.1 (1) The following definitions apply in this section.

inflationary adjusted year means 2018 and every year after that year. (année inflationniste)

reference year means a 12-month period that begins on April 1 of a year and ends on March 31 of the following year. (année de référence)

Annual adjustments

(2) Each rate of duty set out in Schedule 6 applicable in respect of a litre of wine is to be adjusted on April 1 of an inflationary adjusted year so that the rate is equal to the greater of

(a) the rate determined by the formula

A x B

where

A	is the rate of duty applicable to the litre on March 31 of the inflationary adjusted year, and

B	is the amount, rounded to the nearest one-thousandth, or, if the amount is equidistant from two consecutive one-thousandths, rounded to the higher one-thousandth, determined by the formula

C/D

where

C	is the Consumer Price Index for the 12-month period ending on September 30 of the particular year preceding the inflationary adjusted year, and

D	is the Consumer Price Index for the 12-month period ending on September 30 of the year preceding the particular year; and

(b) the rate of duty referred to in the description of A in paragraph (a).

Rounding

(3) The adjusted rate determined under subsection (2) is to be rounded to the nearest one-thousandth or, if the adjusted rate is equidistant from two consecutive one-thousandths, to the higher one-thousandth.

Consumer Price Index

(4) In this section, the Consumer Price Index for any 12-month period is the result arrived at by

(a) aggregating the Consumer Price Index for Canada, as published by Statistics Canada under the authority of the Statistics Act, for each month in that period;

(b) dividing the aggregate obtained under paragraph (a) by 12; and

(c) rounding the result obtained under paragraph (b) to the nearest one-thousandth or, if the result obtained is equidistant from two consecutive one-thousandths, to the higher one-thousandth.

Application of adjusted rate

(5) If duties on wine are imposed in a reference year but become payable in another reference year that begins in an inflationary adjusted year, those duties are determined at the rate of duty as adjusted under subsection (2) on the first day of the other reference year.

(2) Subsection (1) is deemed to have come into force on the day after Budget Day.

10 (1) Subparagraphs 216(2)(a)(i) to (iv) of the Act are replaced by the following:

(i) $0.22 multiplied by the number of cigarettes to which the offence relates,

(ii) $0.22 multiplied by the number of tobacco sticks to which the offence relates,

(iii) $0.27 multiplied by the number of grams of manufactured tobacco other than cigarettes or tobacco sticks to which the offence relates, and

(iv) $0.42 multiplied by the number of cigars to which the offence relates, and

(2) Subparagraphs 216(3)(a)(iii) and (iv) of the Act are replaced by the following:

(iii) $0.40 multiplied by the number of grams of manufactured tobacco other than cigarettes or tobacco sticks to which the offence relates, and

(iv) $0.84 multiplied by the number of cigars to which the offence relates, and

11 (1) Subparagraphs 217(2)(a)(i) and (ii) of the Act are replaced by the following:

(i) $11.930 multiplied by the number of litres of absolute ethyl alcohol in the spirits to which the offence relates,

(ii) $0.63 multiplied by the number of litres of wine to which the offence relates, and

(2) Subparagraphs 217(2)(a)(i) and (ii) of the Act, as enacted by subsection (1), are replaced by the following:

(i) the number of litres of absolute ethyl alcohol in the spirits to which the offence relates multiplied by the rate of duty per litre of absolute ethyl alcohol applicable under section 1 of Schedule 4 at the time the offence was committed,

(ii) the number of litres of wine to which the offence relates multiplied by the rate of duty applicable to a litre of wine under paragraph (c) of Schedule 6 at the time the offence was committed, and

(3) Subparagraphs 217(3)(a)(i) and (ii) of the Act are replaced by the following:

(i) $23.860 multiplied by the number of litres of absolute ethyl alcohol in the spirits to which the offence relates,

(ii) $1.26 multiplied by the number of litres of wine to which the offence relates, and

(4) Subparagraphs 217(3)(a)(i) and (ii) of the Act, as enacted by subsection (3), are replaced by the following:

(i) the number of litres of absolute ethyl alcohol in the spirits to which the offence relates multiplied by 200% of the rate of duty per litre of absolute ethyl alcohol applicable under section 1 of Schedule 4 at the time the offence was committed,

(ii) the number of litres of wine to which the offence relates multiplied by 200% of the rate of duty applicable to a litre of wine under paragraph (c) of Schedule 6 at the time the offence was committed, and

(5) Subsections (2) and (4) come into force on April 1, 2018.

12 (1) Subparagraphs 218(2)(a)(i) and (ii) of the Act are replaced by the following:

(i) $23.860 multiplied by the number of litres of absolute ethyl alcohol in the spirits to which the offence relates, and

(ii) $1.26 multiplied by the number of litres of wine to which the offence relates, and

(2) Subparagraphs 218(2)(a)(i) and (ii) of the Act, as enacted by subsection (1), are replaced by the following:

(i) the number of litres of absolute ethyl alcohol in the spirits to which the offence relates multiplied by 200% of the rate of duty per litre of absolute ethyl alcohol applicable under section 1 of Schedule 4 at the time the offence was committed,

(ii) the number of litres of wine to which the offence relates multiplied by 200% of the rate of duty applicable to a litre of wine under paragraph (c) of Schedule 6 at the time the offence was committed, and

(3) Subparagraphs 218(3)(a)(i) and (ii) of the Act are replaced by the following:

(i) $35.790 multiplied by the number of litres of absolute ethyl alcohol in the spirits to which the offence relates, and

(ii) $1.89 multiplied by the number of litres of wine to which the offence relates, and

(4) Subparagraphs 218(3)(a)(i) and (ii) of the Act, as enacted by subsection (3), are replaced by the following:

(i) the number of litres of absolute ethyl alcohol in the spirits to which the offence relates multiplied by 300% of the rate of duty per litre of absolute ethyl alcohol applicable under section 1 of Schedule 4 at the time the offence was committed,

(ii) the number of litres of wine to which the offence relates multiplied by 300% of the rate of duty applicable to a litre of wine under paragraph (c) of Schedule 6 at the time the offence was committed, and

(5) Subsections (2) and (4) come into force on April 1, 2018.

13 Paragraphs 240(a) to (c) of the Act are replaced by the following:

(a) $0.41 per cigarette that was removed in contravention of that subsection,

(b) $0.41 per tobacco stick that was removed in contravention of that subsection, and

(c) $508.81 per kilogram of manufactured tobacco, other than cigarettes and tobacco sticks, that was removed in contravention of that subsection.

14 (1) Section 242 of the Act is replaced by the following:

Contravention of section 72

242 Every person who contravenes section 72 is liable to a penalty equal to $1.26 per litre of wine to which the contravention relates.

(2) Section 242 of the Act, as enacted by subsection (1), is replaced by the following:

Contravention of section 72

242 Every person who contravenes section 72 is liable to a penalty equal to the number of litres of wine to which the contravention relates multiplied by 200% of the rate of duty applicable to a litre of wine under paragraph (c) of Schedule 6 at the time the offence was committed.

(3) Subsection (2) comes into force on April 1, 2018.

15 (1) Paragraph 243(1)(b) of the Act is replaced by the following:

(b) if the contravention relates to wine, $1.26 per litre of that wine.

(2) Paragraph 243(1)(b) of the Act, as enacted by subsection (1), is replaced by the following:

(b) if the contravention relates to wine, the number of litres of that wine multiplied by 200% of the rate of duty applicable to a litre of wine under paragraph (c) of Schedule 6 at the time the offence was committed.

(3) Paragraph 243(2)(b) of the Act is replaced by the following:

(b) if the contravention relates to wine, $0.63 per litre of that wine.

(4) Paragraph 243(2)(b) of the Act, as enacted by subsection (3), is replaced by the following:

(b) if the contravention relates to wine, the number of litres of that wine multiplied by the rate of duty applicable to a litre of wine under paragraph (c) of Schedule 6 at the time the offence was committed.

(5) Subsections (2) and (4) come into force on April 1, 2018.

16 (1) Paragraph 243.1(b) of the Act is replaced by the following:

(b) if the contravention relates to wine, $0.63 per litre of that wine.

(2) Paragraph 243.1(b) of the Act, as enacted by subsection (1), is replaced by the following:

(b) if the contravention relates to wine, the number of litres of that wine multiplied by the rate of duty applicable to a litre of wine under paragraph (c) of Schedule 6 at the time the offence was committed.

(3) Subsection (2) comes into force on April 1, 2018.

17 (1) Paragraph 1(a) of Schedule 1 to the Act is replaced by the following:

(a) $0.53900; or

(2) Subsection (1) is deemed to have come into force on the day after Budget Day.

18 (1) Paragraph 2(a) of Schedule 1 to the Act is replaced by the following:

(a) $0.10780; or

(2) Subsection (1) is deemed to have come into force on the day after Budget Day.

19 (1) Paragraph 3(a) of Schedule 1 to the Act is replaced by the following:

(a) $6.73750; or

(2) Subsection (1) is deemed to have come into force on the day after Budget Day.

20 (1) Paragraph 4(a) of Schedule 1 to the Act is replaced by the following:

(a) $23.46235; or

(2) Subsection (1) is deemed to have come into force on the day after Budget Day.

21 (1) Subparagraph (a)(i) of Schedule 2 to the Act is replaced by the following:

(i) $0.08434, or

(2) Subsection (1) is deemed to have come into force on the day after Budget Day.

22 (1) Subparagraph (b)(i) of Schedule 2 to the Act is replaced by the following:

(i) if the rate referred to in subparagraph (a)(i) has not been adjusted under subsection 43.1(2), 84%, or

(2) Subsection (1) is deemed to have come into force on the day after Budget Day.

23 (1) Schedule 4 to the Act is replaced by the following:

SCHEDULE 4

(Sections 122, 123 and 123.1)

Rates of Duty on Spirits

1 Spirits: per litre of absolute ethyl alcohol contained in the spirits,

(a) $11.930; or

(b) if the rate referred to in paragraph (a) has been adjusted under subsection 123.1(2), the adjusted rate.

2 Spirits containing not more than 7% absolute ethyl alcohol by volume: per litre,

(a) $0.301; or

(b) if the rate referred to in paragraph (a) has been adjusted under subsection 123.1(2), the adjusted rate.

(2) Schedule 4 to the Act, as enacted by subsection (1), is amended by replacing the references after the heading “SCHEDULE 4” with the following:

(Sections 122, 123 and 123.1 and subparagraphs 217(2)(a)(i) and (3)(a)(i) and 218(2)(a)(i) and (3)(a)(i))

(3) Subsection (1) applies in respect of duties that become payable at a time that is after Budget Day.

(4) Subsection (2) comes into force on April 1, 2018.

24 (1) Schedule 6 to the Act is replaced by the following:

SCHEDULE 6

(Sections 134, 135 and 135.1)

Rates of Duty on Wine

Wine:

(a) in the case of wine that contains not more than 1.2% of absolute ethyl alcohol by volume, per litre;

(i) $0.0209, or

(ii) if the rate referred to in subparagraph (i) has been adjusted under subsection 135.1(2), the adjusted rate, and

(b) in the case of wine that contains more than 1.2% of absolute ethyl alcohol by volume but not more than 7% of absolute ethyl alcohol by volume, per litre;

(i) $0.301, or

(ii) if the rate referred to in subparagraph (i) has been adjusted under subsection 135.1(2), the adjusted rate, and

(c) in the case of wine that contains more than 7% of absolute ethyl alcohol by volume, per litre;

(i) $0.63, or

(ii) if the rate referred to in subparagraph (i) has been adjusted under subsection 135.1(2), the adjusted rate.

(2) Schedule 6 to the Act, as enacted by subsection (1), is amended by replacing the references after the heading “SCHEDULE 6” with the following:

(Sections 134, 135, 135.1, subparagraphs 217(2)(a)(ii) and (3)(a)(ii) and 218(2)(a)(ii), and (3)(a)(ii), section 242 and paragraphs 243(1)(b) and (2)(b) and 243.1(b))

(3) Subsection (1) applies in respect of duties that become payable at a time that is after Budget Day.

(4) Subsection (2) comes into force on April 1, 2018.

Application of Interest

25 For the purposes of applying the provisions of the Customs Act and the Excise Act that provide for the payment of, or the liability to pay, interest in respect of any amount, the amount is to be determined and interest is to be computed on it as though sections 3 and 17 to 22 and subsections 23(1) and 24(1) had been assented to on the day after Budget Day.